                                                                    EXHIBIT 4.20

                                                                  Execution Copy

                                 LOAN AGREEMENT


                                 US$220,000,000


                                 STEELCASE SAS,
                                       as
                                    Borrower


                                 STEELCASE INC.
                                       as
                                    Guarantor


                                SOCIETE GENERALE
                                 Chicago Branch
                                       as
                                     Lender


                                   dated as of
                                  April 9, 1999




                                Coudert Brothers
                           1114 Avenue of the Americas
                             New York, NY 10036-7703

                                   * * * * * *

                                TABLE OF CONTENTS

                                                                            Page

1.   DEFINITIONS ...........................................................  1

2.   THE LOAN ..............................................................  8
     2.1   Agreement to Lend ...............................................  8
           -----------------
     2.2   Purpose of the Loan .............................................  9
           -------------------
     2.3   Drawdown ........................................................  9
           --------
     2.4   Repayment of Loan; Equity Repayment Option ......................  9
           ------------------------------------------
     2.5   Prepayment of Loan ..............................................  9
           ------------------
     2.6   Protections with Respect to Repayment Shares .................... 11
           --------------------------------------------
     2.7   Interest on the Loan ............................................ 11
           --------------------
     2.8   Default Interest. ............................................... 12
           ----------------
     2.9   General Provisions as to Payments ............................... 12
           ---------------------------------

3.   YIELD PROTECTION ...................................................... 13
     3.1   Taxes ........................................................... 13
           -----
     3.2   Increased Costs ................................................. 14
           ---------------
     3.3   Illegality of Maintaining the Loan............................... 15
           ----------------------------------
     3.4   Cost Minimization; Adversity Prepayment ......................... 15
           ---------------------------------------
     3.5   Funding Losses .................................................. 16
           --------------

4.   FEES, CHARGES AND INDEMNITY ........................................... 16
     4.1   Fees and Expenses ............................................... 16
           -----------------
     4.2   Lender's Costs and Expenses ..................................... 16
           ---------------------------
     4.3   Indemnification ................................................. 16
           ---------------

5.   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE
           BORROWER ........................................................ 17
     5.1   Incorporation and Qualification ................................. 17
           -------------------------------
     5.2   Power and Authority ............................................. 17
           -------------------
     5.3   Authorization of Borrowing ...................................... 17
           --------------------------
     5.4   Agreement Binding ............................................... 18
           -----------------
     5.5   Registrations and Approvals ..................................... 18
           ---------------------------
     5.6   Litigation ...................................................... 18
           ----------
     5.7   Subsidiaries .................................................... 18
           ------------
     5.8   Title to Properties and Assets .................................. 19
           ------------------------------
     5.9   Compliance with Law ............................................. 19
           -------------------
     5.10  Other Obligations ............................................... 19
           -----------------
     5.11  Full Disclosure ................................................. 19
           ---------------
     5.12  No Material Adverse Effect ...................................... 19
           --------------------------

6.   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE
           GUARANTOR ....................................................... 20
     6.1   Incorporation and Qualification ................................. 20
           -------------------------------
     6.2   Power and Authority ............................................. 20
           -------------------
     6.3   Authorization of Borrowing ...................................... 20
           --------------------------
     6.4   Agreement Binding ............................................... 20
           -----------------
     6.5   Litigation ...................................................... 21
           ----------
     6.6   Financial Statements ............................................ 21
           --------------------
     6.7   Title to Properties and Assets .................................. 21
           ------------------------------
     6.8   Compliance with Law ............................................. 21
           -------------------
     6.9   Other Obligations ............................................... 22
           -----------------
     6.10  Capital Structure ............................................... 22
           -----------------
     6.11  Full Disclosure ................................................. 22
           ---------------
     6.12  No Material Adverse Effect ...................................... 22
           --------------------------
     6.13  Year 2000 Issue.................................................. 22
           ---------------
     6.14  Employee Benefit Plans........................................... 23
           ----------------------

7.   AFFIRMATIVE COVENANTS OF THE BORROWER ................................. 23
     7.1   Financial Statements ............................................ 23
           --------------------
     7.2   Other Reporting Requirements. ................................... 24
           ----------------------------
     7.3   Taxes ........................................................... 24
           -----
     7.4   Maintenance and Continuity of Business .......................... 24
           --------------------------------------
     7.5   Continuing Governmental Approvals ............................... 25
           ---------------------------------
     7.6   Further Documents ............................................... 25
           -----------------
     7.7   Inspection ...................................................... 25
           ----------
     7.8   Payment of Obligations .......................................... 25
           ----------------------
     7.9   Pari Passu Ranking............................................... 25
           ------------------

8.   AFFIRMATIVE COVENANTS OF THE GUARANTOR ................................ 26
     8.1   Financial Statements; Other Reports ............................. 26
           -----------------------------------
     8.2   Taxes ........................................................... 26
           -----
     8.3   Maintenance and Continuity of Business .......................... 26
           --------------------------------------
     8.4   Continuing Governmental Approvals ............................... 27
           ---------------------------------
     8.5   Maintenance of Properties ....................................... 27
           -------------------------
     8.6   Year 2000 Issue ................................................. 27
           ---------------
     8.7   ERISA ........................................................... 27
           -----
     8.8   Post-Closing Deliveries ......................................... 28
           -----------------------

9.   NEGATIVE COVENANTS OF THE BORROWER .................................... 28
     9.1   Merger; Sale of Assets .......................................... 28
           ----------------------
     9.2   Indebtedness Limitation ......................................... 29
           -----------------------

10.  NEGATIVE COVENANTS OF THE GUARANTOR ....................................29
     10.1  Negative Pledge ................................................. 29
           ---------------
     10.2  Financial Covenants ............................................. 31
           -------------------

11.    CONDITIONS PRECEDENT TO DRAWDOWN .....................................   31
       11.1    Authorizations ...............................................   31
               --------------
       11.2    Note .........................................................   32
               ----
       11.3    Governmental Approvals .......................................   32
               ----------------------
       11.4    Opinions .....................................................   32
               --------
       11.5    Drawdown Certificate .........................................   32
               --------------------
       11.6    Guaranty .....................................................   32
               --------
       11.7    Financial Statements .........................................   33
               --------------------
       11.8    Receipt of Funds .............................................   33
               ----------------
       11.9    Fees..........................................................   33
               ----
       11.10   Other Documents ..............................................   33
               ---------------

12.    EVENTS OF DEFAULT ....................................................   33
       12.1    Events of Default ............................................   33
               -----------------
       12.2    Right to Accelerate on Payment Default .......................   34
               --------------------------------------
       12.3    Right to Accelerate on Event of Default ......................   35
               ---------------------------------------

13.    MISCELLANEOUS ........................................................   35
       13.1    Term .........................................................   35
               ----
       13.2    Entire Agreement .............................................   35
               ----------------
       13.3    Waiver; Cumulative Rights ....................................   35
               -------------------------
       13.4    Assignment and Participation .................................   36
               ----------------------------
       13.5    Governing Law ................................................   36
               -------------
       13.6    Submission to Jurisdiction ...................................   36
               --------------------------
       13.7    Notices ......................................................   37
               -------
       13.8    Severability .................................................   38
               ------------
       13.9    Confidentiality ..............................................   38
               ---------------
       13.10   Counterparts .................................................   38
               ------------
       13.11   Right of Setoff ..............................................   38
               ---------------
       13.12   Survival of Agreement ........................................   39
               ---------------------
       13.13   WAIVER OF JURY TRIAL .........................................   39
               --------------------

                          ANNEX, EXHIBITS AND SCHEDULES

Resolutions                                                  Annex A
Promissory Note                                              Exhibit A
Drawdown Certificate                                         Exhibit B
Corporate Guaranty                                           Exhibit C
Opinion of Counsel to the Borrower                           Exhibit D
Opinion of Counsel to the Guarantor                          Exhibit E
Compliance Certificate, Steelcase SAS                        Exhibit F-1
Form of Compliance Certificate, Steelcase Inc.               Exhibit F-2
Repayment Shares                                             Schedule 1.58
Pending or Threatened Litigation of the Guarantor            Schedule 6.5
Indebtedness of the Borrower                                 Schedule 9.2

THIS LOAN AGREEMENT (the "Agreement") made as of April 9, 1999 by and among:

STEELCASE SAS, a Societe par Actions Simplifiee organized and existing under the laws of the Republic of France, with its registered office at Tour Aurore 01, 18 Place des Reflets, 92975 Paris La Defense 2 Cedex, France (the "Borrower"),

STEELCASE INC., a corporation organized and existing under the laws of the State of Michigan (the"Guarantor"), and

SOCIETE GENERALE, a bank organized and existing under the laws of the Republic of France, acting through its Chicago Branch (the "Lender"),

sets forth the binding agreement of the parties.

                             SECTION 1. DEFINITIONS

The following terms shall have the meanings set forth below:

1.1 "Additions to Capital" shall mean the aggregate net proceeds, including cash and the fair market value of property other than cash, received by the Guarantor from the issue or sale of capital stock of the Guarantor plus the aggregate of 25% of the after tax gains realized from unusual, extraordinary and major nonrecurring items.

1.2 "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.3      "Agreement" shall have the meaning set forth in the preamble.

1.4 "Authorized Representative" shall mean for purposes of this Agreement the following individuals (it being acknowledged that any such individual need not be an officer or employee of such person for other purposes) (a) in respect of any Compliance Certificate, the Secretary, the Chief Financial Officer, Treasurer or Assistant Treasurer; (b) in respect of any other delivery by: (i) the Borrower, any of its Chairman, President Directeur General or Chief Financial Officer or
         (ii) the Guarantor, any of its Chief Financial Officer, Treasurer or Assistant Treasurer; and (c) in respect of all matters relating to this Agreement, the Note and the Guaranty, another person designated in writing by any individual specified in clause (a) or clause (b) above as duly authorized to act on behalf of the (i) Borrower or (ii) the Guarantor, respectively, under and in respect of this Agreement, the Note or the Guaranty and any person acting under valid corporate power and authority as an officer or director of such person or a valid power of attorney on behalf of the Borrower or the Guarantor, as the case may be.

1.5 "Banking Day" shall mean a day other than a Saturday or Sunday on which commercial banks are open for business in Chicago, Illinois, U.S.A. and Paris, France.

1.6 "Banking Day Adjustment" shall mean, with respect to a day that is not a Banking Day, the next succeeding Banking Day.

1.7 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

1.8      "Borrower" shall have the meaning set forth in the preamble.

1.9 "Breakage Cost" shall mean any and all losses and expenses incurred by the Lender arising from the termination of accrued or actual time deposits or other long term funding arrangements made in conjunction with funding the Loan during the Initial Period in the event of a prepayment of the Loan or acceleration following an Event of Default, in either case, for any reason.

1.10 "Change in Control" shall mean: (a) with respect to the Guarantor, (i) any Person or two or more Persons acting in concert (other than members of the Existing Control Group) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership, directly or indirectly, of securities of the Guarantor (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of the Guarantor entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency ("Share Acquisition"); or (ii) individuals who either (x) have been directors of the Guarantor for the prior 24-month period or (y) were nominated or elected by directors in office during such period (but prior to any Share Acquisition) shall cease for any reason to constitute a majority of the board of directors of the Guarantor, or (b) with respect to the Borrower, the Guarantor shall cease to hold Beneficial Ownership of a majority equity interest in the Borrower.

1.11     "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.12 "Commitment" shall mean the commitment of the Lender to advance a first Drawdown in the principal amount of US$100,000,000, plus, subject to the approval of the Lender acting in its sole discretion, one or more subsequent drawdowns not in excess of US$120,000,000 as agreed from time to time among the Borrower, the Lender and the Guarantor.

1.13 "Confidential Information" shall have the meaning set forth in Section 13.9.2.

1.14 "Consolidated Net Tangible Assets" shall mean, as of any particular time, for the Guarantor, the aggregate amount of assets after deducting therefrom (a) all current liabilities, (b) any current liability which has been reclassified as a long-term liability because such liability by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (c) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Guarantor and its Subsidiaries prepared in accordance with GAAP.

1.15 "Debt" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under capital leases, or (iii) obligations under guarantees in respect of indebtedness or in respect of obligations of others of the kinds referred to in clause (i) or (ii) above.

1.16     "Default Interest" shall have the meaning set forth in Section 2.8.

1.17     "Default Interest Rate" shall have the meaning set forth in Section
         2.8.

1.18 "Drawdown" shall mean each borrowing by the Borrower of the Loan or a portion thereof.

1.19 "Drawdown Certificate" shall mean the drawdown certificate to be delivered by the Borrower to the Lender in connection with each Drawdown of the Loan, substantially in the form of Exhibit B attached
                                                            ---------
         hereto.

1.20 "Drawdown Date" shall mean, with respect to any Drawdown, the date of the occurrence of such Drawdown, following the fulfillment, to the satisfaction of the Lender, of each of the conditions precedent set forth in Section 11 hereof.

1.21 "EBITDA" shall mean, for any period, consolidated net income plus provision for taxes of the Guarantor and its Subsidiaries (excluding extraordinary, unusual or nonrecurring gains or losses), plus interest expense of the Guarantor and its Subsidiaries, plus depreciation expense of the Guarantor and its Subsidiaries, plus amortization of intangibles of the Guarantor and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP.

1.22 "Effective Date" shall mean the date on which this Agreement is duly executed and delivered by all of the parties hereto.

1.23 "Equity Repayment Option" shall mean the option of the Borrower to repay the principal portion of the Loan by issuing the Repayment Shares to the Lender as set forth in Section 2.4.2.

1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

1.25 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Guarantor is a member and which is treated as a single employer under Section 414 of the Code.

1.26     "Event of Default" shall have the meaning set forth in Section 12.1.

1.27 "Existing Control Group" shall mean all of the Guarantor's directors and executive officers and beneficial owners of the Guarantor's Class B common stock as of the date of this Agreement.

1.28 "Final Maturity Date" shall mean the 30th anniversary of the first Drawdown Date.

1.29 "financial statements" shall include the consolidated statements of income, consolidated balance sheets, consolidated statements of cash flows, consolidated statements of shareholders' equity, and the notes thereto.

1.30 "First Drawdown Amount" shall mean One Hundred Million United States Dollars ($100,000,000), or such other amount as shall be requested by the Borrower and agreed by the Lender.

1.31 "First Drawdown Date" shall mean the Drawdown Date for the Drawdown of the First Drawdown Amount.

1.32 "Funding Losses" shall mean all costs, expenses and losses actually incurred by the Lender as a result of the failure of the Borrower to draw down funds which have been made available by the Lender for the Borrower pursuant to this Agreement as a result of the failure of the satisfaction of any of the conditions precedent to Drawdown after a Drawdown Certificate has been delivered, including the present value (discounted at the Lender's funding rate) of the loss arising from reemployment of such funds for the period from, and including, (i) the date on which funds would have been made available by the Lender (excluding, as applicable, the funds that would have been provided by reason of any participation in the Loan and taking into account the nature of the participation) specifically in order to fund the Loan at rates lower than the actual return to the Lender to (ii) the date on which such funds would have been redeployed by the Lender.

1.33 "GAAP" shall mean generally accepted accounting principles in effect in the United States of America or in France, as the case may be, from time to time, applied on a consistent basis.

1.34     "Guarantor" shall have the meaning set forth in the preamble.

1.35 "Guaranty" shall mean that certain corporate guaranty provided by the Guarantor in favor of the Lender, substantially in the form attached hereto as Exhibit C.

1.36     "Increased Costs" shall have the meaning set forth in Section 3.2.1.

1.37 "Indebtedness" shall mean (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. All amounts owed, directly or indirectly, by a Subsidiary or Affiliate of the Borrower or of the Guarantor (including without limitation, the Borrower) to another Subsidiary or Affiliate of the Borrower or of the Guarantor shall not constitute Indebtedness of such Subsidiary or Affiliate as long as such Subsidiary or Affiliate continues to remain as a Subsidiary or Affiliate of the Borrower or of the Guarantor.

1.38 "Initial Period" shall mean the period commencing on the Drawdown Date and ending on the seventh anniversary of the Drawdown Date, subject to Banking Day Adjustment; provided, however, that if there shall then be due and payable any Obligation in respect of the Initial Period Amount, or any amount payable to the Lender pursuant to Section 3 or Section 4 hereof, the Initial Period shall continue beyond such seventh anniversary date until such amounts have been paid in full.

1.39 "Initial Period Amount" shall mean, as of any date during the Initial Period, the sum of (a) the portion of the principal amount of the Loan equal to the present value of the aggregate amount of interest scheduled to be paid in respect of the Loan from and including such date through and including the last scheduled day of the Initial Period (where such present value shall be determined by discounting such aggregate amount at the Lender's funding rate), (b) any Default Interest due and payable and (c) Breakage, if any.

1.40     "Insolvency Event" means:

         (a) with respect to the Borrower, the application by the Borrower for the appointment of a conciliator (conciliator), the entering into by the Borrower of an amicable settlement (accord amiable) with its creditors or the cessation by the Borrower of its payments or the issuance of a judgment for the Borrower's judicial liquidation (liquidation judiciaire) or for a transfer of the whole of its business (cession totale de l'entreprise) pursuant to Articles 81 et seq. of the French Law of January 25, 1985, or the Borrower becoming subject to similar proceedings or, in the absence of legal proceedings, the Borrower making a conveyance, assignment or other arrangement for the benefit of its creditors or entering into a composition with its creditors, or passing a resolution for its winding-up or dissolution;

         (b)   with respect to the Guarantor:

               (i) the Guarantor commences a proceeding or makes an application or petition to a court or other judicial or administrative forum for an order that the Guarantor be declared bankrupt or insolvent or be wound up or that an order be entered for the liquidation, reorganization or for other relief with respect to the debts of such Person or that a provisional liquidator be appointed;

               (ii) any application is made or any involuntary case or proceeding is commenced against the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, administrator or other similar official of it or any substantial part of its property, (unless the application is withdrawn, struck out or dismissed, or the case or proceeding is dismissed or terminated, within 60 days of it being made); or

         (c)   a liquidator is appointed for the Guarantor.

1.41     "Interest Payment Date" shall mean the last day of each Interest
         Period.

1.42 "Interest Period" shall mean the semi-annual period commencing on the date of the first Drawdown and lasting until the date six months immediately thereafter (subject to any Banking Day Adjustment) and each successive semi-annual period thereafter commencing on the last day of the then ending Interest Period and ending on the next date six months immediately thereafter (subject to any Banking Day Adjustment) or, with respect to the final Interest Period, ending on the date of repayment of the Loan, whether by reason of a permitted prepayment, acceleration of the Loan following the occurrence of an Event of Default, or otherwise.

1.43     "Interest Rate" shall mean 7.5% per annum.

1.44 "Lender" shall have the meaning set forth in the preamble, and shall include transferees and assignees, if any, of the Lender pursuant to
         Section 13.4.1.

1.45 "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

1.46 "Loan" shall mean a loan in the initial principal amount of US$100,000,000 plus any subsequent drawdowns not in excess of US$120,000,000, in the aggregate, subject to any prepayment or repayment by the Borrower from time to time.

1.47 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition or operations of the Guarantor and its consolidated Subsidiaries taken as a whole, (b) the legality, validity or enforceability of this Agreement, the Note or the Guaranty or (c) the ability of the Borrower or the Guarantor to perform their respective obligations under this Agreement, the Note or the Guaranty, as the case may be.

1.48     "Monthly Management Reports" shall have the meaning set forth in
         Section 6.6.

1.49     "Multiemployer Plan" shall mean a mulitemployer plan as defined in
         Section 4001(a)(3) of ERISA to which the Guarantor or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

1.50     "Net Income" shall mean net income in accordance with GAAP.

1.51 "Net Worth" shall mean minority interests, preferred stock and common stock and other equity, as shown on the consolidated balance sheet of the Guarantor and its Subsidiaries, provided, that there shall be excluded from the calculation of Net Worth any unrealized gains or losses (net of taxes) on securities available for sale.

1.52 "Note" shall mean a promissory note or promissory notes of the Borrower evidencing the Loan, being payable to the order of the Lender in the amount of the Loan, which note or notes shall be in the form of Exhibit
                                                                         -------
         A attached hereto, or any promissory note(s) delivered by the Borrower
         -
         in extension, renewal or substitution therefor and evidencing all or part of such Loan.

1.53 "Obligations" shall mean (a) the unpaid principal of and interest on the Loan (including interest accruing at the then applicable rate provided in this Agreement (each rate being either the Interest Rate or the Default Interest Rate, as the case may be)), (b) all other obligations and liabilities of every nature of the Borrower from time to time owing to the Lender, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including monetary obligations incurred during the pendency of any proceeding based upon or arising out of an Insolvency Event, regardless of whether allowed or allowable in such proceeding), which may arise under, out of, or in connection with, this Agreement or the Note or under any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, premium, if any, interest, fees, indemnities, costs, expenses or otherwise (including all reasonable fees and disbursements of counsel to the Lender) that are required to be paid by the Borrower pursuant to the terms of this Agreement or the Note and, without duplication, (c) all obligations of the Guarantor hereunder and under the Guaranty.

1.54     "Payment Default" shall mean an Event of Default arising under Section
         12.1.1 or 12.1.7.

1.55 "Person" or "person" shall mean any natural person, partnership, corporation, company, joint venture or other business entity.

1.56 "PBGC" shall mean the Pension Benefit Guarantee Corporation referred to and defined in ERISA and any successor thereto.

1.57 "Plan" shall mean any pension plan (other than an Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Guarantor or any ERISA Affiliate.

1.58 "Repayment Shares" shall mean that number of shares of the Borrower as is set forth on Schedule 1.58 hereto, subject to Section 2.6.

1.59     "Reportable Event" shall mean any reportable event as defined in
         Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
         Code).

1.60 "Subsidiary" shall mean, with respect to any Person, any corporation or other business entity of which such Person (or any other shareholding corporation referred to in the context in which the term is used) directly or indirectly owns more than fifty percent (50%) of the outstanding capital stock or other ownership interest having ordinary voting power to elect directors, managers or trustees of such corporation or other business entity, or any corporation or other business entity which is otherwise controlled directly or indirectly by such Person (or such shareholding corporation). Collectively, two or more subsidiaries of a Person shall be referred to as "Subsidiaries" of such Person.

1.61 "Taxes" shall mean any and all present or future taxes, duties, excises, levies, imposts, deductions, charges, or withholdings of any kind whatsoever levied or imposed by any taxing authority, together with any interest, penalties and additions to tax with respect thereto.

1.62 "Transaction Taxes" shall mean, with respect to the Borrower and the Guarantor, any and all present or future taxes, duties, excises, levies, imposts, deductions, charges, or withholdings of any kind whatsoever levied or imposed by any taxing authority with respect to any payment by the Borrower or the Guarantor, as the case may be, pursuant to this Agreement, the Note, the Guaranty or any other agreement pursuant or relating thereto, together with any interest, penalties and additions to tax with respect thereto other than Taxes imposed on or by reference to the net income of the Lender by any taxing jurisdiction.

1.63     "Unaudited Financial Statements" shall have the meaning set forth in
         Section 6.6.

1.64 "US Dollar" and "US$" shall mean the lawful money of the United States of America.

1.65 "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.66 "Year 2000 Issue" shall mean the failure of material computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

                              SECTION 2. THE LOAN

2.1      Agreement to Lend
         -----------------

         Subject to the terms and conditions of this Agreement, the Lender hereby agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, the Loan.

2.2      Purpose of the Loan
         -------------------

         The Borrower agrees that the Loan will be used for general corporate purposes including, without limitation, the purchase or redemption of shares.

2.3      Drawdown
         --------

         The Borrower shall borrow the First Drawdown Amount in a single Drawdown on the First Drawdown Date and, subject to the approval of the Lender acting in its sole discretion, may borrow any number of subsequent Drawdowns at such time or times and in such amounts (but not to exceed, in the aggregate, the amount of the Commitment) as agreed from time to time among the Borrower, the Lender and the Guarantor.

2.4      Repayment of Loan; Equity Repayment Option
         ------------------------------------------

         2.4.1 Final Maturity Date. The Loan shall be repaid to the Lender in
               -------------------
         one installment payable on the Final Maturity Date, accompanied by payment of all interest accrued to the Final Maturity Date and not previously paid.

         2.4.2 Manner of Repayment; Equity Repayment Option. From and after the
               --------------------------------------------
         seventh anniversary of the First Drawdown Date (subject to any Banking Day Adjustment), the Borrower shall have the right to exercise the Equity Repayment Option to repay the Loan by issuance of the Repayment Shares in lieu of the repayment of money for the principal portion of the Loan; provided that repayment of the principal portion of the Loan shall be accompanied by payment of all interest accrued to the Final Maturity Date and not previously paid. In the event that the Borrower elects the Equity Repayment Option, the Borrower shall issue to the entity entitled thereto the Repayment Shares as duly authorized and fully-paid and non-assessable shares. The Lender and any affected participant shall deliver a receipt acknowledging payment in full of the Loan, and the Lender shall surrender the Note for cancellation, and the Lender shall take all other actions (at the sole cost and expense of the Borrower) reasonably necessary or desirable (including without limitation, execution and delivery of a share subscription instrument (Bulletin de Souscription)) in order to consummate the Equity Repayment Option.

2.5      Prepayment of Loan
         ------------------

         2.5.1 Restricted Prepayment Right. Except as set forth in Section 3.4
               ---------------------------
         in the context of adversity prepayment, no prepayment of the Loan shall be permitted from the First Drawdown Date until the Interest Payment Date occurring on the seventh anniversary of the First Drawdown Date subject to any Banking Day Adjustment. Any prepayment (including, without limitation, upon acceleration following an Event of Default) prior to the seventh anniversary of the First Drawdown Date subject to any Banking Day Adjustment shall be accompanied by accrued interest thereon to the date of prepayment and Breakage Cost (if any) applicable in respect of such prepayment. Commencing on the Interest Payment Date occurring on the seventh anniversary of the First Drawdown Date subject to any Banking Day Adjustment and continuing until the Final Maturity Date and provided that there shall not then exist on the date of prepayment any default specified in Section 12.1.1, the Borrower shall have the right at any time to either (i) prepay the Loan, in whole or in part, in money or (ii) prepay the Loan in whole, by exercise of the Equity Repayment Option, in either case without any reimbursement to the Lender for Breakage Cost or any other penalty or premium whatsoever.

2.5.2    Voluntary Prepayments.  All voluntary prepayments by the Borrower shall
         ---------------------
be subject to the following:

         (a) The Borrower will give written notice of prepayment of the Loan (which notice shall be irrevocable, except as provided in clause (c) below) to the Lender not less than 30 nor more than 60 days prior to the date fixed for prepayment, specifying (a) such date and (b) the aggregate principal amount of the Loan to be prepaid on such date and a statement indicating whether it is electing to exercise the Equity Repayment Option. Notice of prepayment having been so given, the aggregate principal amount of the Loan specified in such notice, together with the accrued interest thereon shall become due and payable on the prepayment date specified in such notice. Not less than three
                  (3) Banking Days before such prepayment date, the Lender shall deliver to the Borrower a certificate as to the amount of the interest due and payable through such prepayment date on the Loan, together with the amount of Lender's Breakage Cost (if any) due and payable in respect of such prepayment, setting forth the calculation thereof in reasonable detail, which certificate shall be conclusive in the absence of manifest error.

         (b) If, on or after the Interest Payment Date occurring on the seventh anniversary of the First Drawdown Date subject to any Banking Day Adjustment, the Borrower has elected to exercise the Equity Repayment Option, the Lender shall advise the Borrower of the name of the Person entitled to acquire the Repayment Shares (which shall be (i) the Lender as custodian for the participant or its nominee or (ii) the participant or its nominee).

         (c) The Borrower shall in no event be required to issue the Repayment Shares to any Person not acceptable to the Borrower, in its discretion, and shall have the right to modify its notice under clause (a) to revoke its election of the Equity Repayment Option if the shareholders of the Repayment Shares would be unacceptable to the Borrower.

2.5.3    Equity Repayment Option. In the event the Borrower elects the Equity
         -----------------------
Repayment Option (as permitted in Section 2.5.1), the Loan shall be repaid by issuance of the Repayment Shares in lieu of money for the principal portion of the Loan, together with accrued interest thereon to the prepayment date. The Borrower shall issue the Repayment Shares as duly authorized and fully-paid and non-assessable shares. The Lender and any affected participant shall deliver a receipt acknowledging payment in full of the Loan, the Lender shall surrender the Note for cancellation, and the Lender shall take all other actions (at the sole cost and expense of the Borrower) reasonably necessary or desirable (including without limitation, execution and delivery of a share subscription instrument (Bulletin de Souscription) in order to consummate the Equity Repayment Option.

         2.5.4 Failure to Prepay. If the Borrower fails to prepay the Loan after
               -----------------
         notice has been given to the Lender in accordance with the terms of
         Section 2.5.1, the Borrower shall reimburse the Lender within five (5) days after demand for any resulting loss or expense incurred by the Lender, including (without limitation) Breakage Cost (if any) for the period after any such failure to prepay (after taking into account the nature of any participation in the Loan), provided that the Lender
                                                   --------
         shall have delivered to the Borrower a certificate as to the amount of such loss or expense, setting forth the calculation thereof in reasonable detail, which certificate shall be conclusive in the absence of manifest error.

2.6      Protections with Respect to Repayment Shares
         --------------------------------------------

         2.6.1 Antidilution. In the event of any change in the common stock of
               ------------
         the Borrower, or any securities for which the Equity Repayment Option becomes exercisable as a result of any adjustment hereinafter provided for, by reason of any stock dividend, combination of shares, recapitalization (including any extraordinary cash or property dividend or distribution in the nature of a recapitalization), stock split or other similar event, the number of Repayment Shares shall be appropriately and equitably adjusted as may be necessary to prevent dilution or enlargement of rights. The existence of the Equity Repayment Option shall not limit or affect in any way the right or power of the Borrower to engage in any transaction described in this Section to the extent otherwise permitted by this Agreement.

         2.6.2 Consolidations and Mergers. In the case of any permitted
               --------------------------
         consolidation, amalgamation or merger of the Borrower with any other company (other than a consolidation, amalgamation or merger in which the Borrower is the continuing company), the company resulting from such consolidation, amalgamation or merger, as the case may be, shall be entitled to issue in lieu of the Repayment Shares such new shares and other equity securities receivable upon such consolidation, amalgamation or merger which will be as nearly equivalent as may be practicable to the value of the Repayment Shares immediately prior to such consolidation, amalgamation or merger. The existence of the Equity Repayment Option shall not limit or affect in any way the right or power of the Borrower to engage in any transaction described in this Section to the extent otherwise permitted by this Agreement.

2.7      Interest on the Loan.
         --------------------

         2.7.1 Payment of Interest. Interest on the principal amount of the Loan
               -------------------
         shall be due and payable on each Interest Payment Date.

         2.7.2 Computation of Interest. The Loan shall bear interest at the
               -----------------------
         Interest Rate. Interest shall accrue on the basis of 30 day months and a year of 360 days and shall accrue from and including the first day of an Interest Period to but not including the last day of such Interest Period.

2.8      Default Interest.
         ----------------

         Any principal of or interest on the Loan or any other amount payable by the Borrower under this Agreement which is not paid when due, whether on its stated due date, by acceleration, upon demand or otherwise, shall bear interest, to the extent permitted by applicable law, payable on demand, for each day from the date any such amount becomes or is declared due until paid in full at a rate (the "Default Interest Rate") per annum equal to the sum of the Interest Rate plus two percent (2%) (the "Default Interest"). Interest accruing under this Section shall be computed on the basis of 30 day months and a year of 360 days and actual days elapsed and shall be payable from time to time upon demand of the Lender.

2.9      General Provisions as to Payments
         ---------------------------------

         2.9.1 Time of Payments. The Borrower shall make each payment of
               ----------------
         interest on, and each payment, if any, of principal of, the Loan and of fees hereunder, not later than 12:00 Noon (Chicago, Illinois time) on the date when due, in immediately available funds in Chicago, Illinois, to the account of the Lender most recently designated by it for such purpose by notice to the Borrower. Any change by the Lender of such designation shall require at least five (5) Banking Days prior notice. Whenever any payment of principal of, or interest on, the Loan or of fees or other amounts shall be due on a day which is not a Banking Day, the date for payment thereof shall be extended to the next succeeding Banking Day unless such Banking Day falls in another calendar month, in which case the date for payment thereof, shall be the next preceding Banking Day.

         2.9.2 Payments in United States Dollars. The Borrower shall make all
               ---------------------------------
         payments of principal, interest, fees and any other amount due to the Lender under this Agreement in United States Dollars in immediately available funds on the date such amounts are due.

         2.9.3 Other Currencies. The tender or payment of any amount payable
               ----------------
         under this Agreement (whether or not by recovery under a judgment) in any currency other than United States Dollars shall not novate, discharge or satisfy the obligation of the Borrower to pay in United States Dollars all amounts payable under this Agreement, except to the extent the Lender actually receives United States Dollars in its account in Chicago.

         2.9.4 Exchange Rate Shortfall. If a currency other than United States
               -----------------------
         Dollars is tendered or paid (or recovered under any judgment) and the amount the Lender receives in Chicago, acting in a commercially reasonable manner in purchasing United States Dollars with the amount of the other currency actually received at a rate of exchange that includes any premiums and costs of exchange payable in connection with such purchase, falls short of the full amount of United States Dollars owed to the Lender, then the Borrower shall continue to owe the Lender the amount of such shortfall (regardless of any judgment for any other amounts due under this Agreement). To the extent permitted by applicable law, this indemnity constitutes a separate and independent obligation from the other obligations in this Agreement, will be enforceable as a separate and independent cause of action, will apply notwithstanding any indulgence granted by the Lender and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement together with interest (at the Default Interest Rate) in respect of which payment is due.

                          SECTION 3. YIELD PROTECTION

3.1      Taxes
         -----

         3.1.1 Gross-Up Requirements. Provided that the Lender has delivered the
               ---------------------
         forms specified in Section 3.1.4, all sums payable by the Borrower and the Guarantor hereunder or pursuant to the Guaranty, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any Transaction Taxes, all of which shall be paid directly to the appropriate taxing authority by the Borrower or the Guarantor, as the case may be, for the account of the Lender, and subject to Section 3.2.1(d) the Borrower or the Guarantor, as the case may be, shall pay such additional amount to or for the benefit of the Lender as may be necessary in order that the actual amount received after payment of Transaction Taxes (and after payment of any additional Transaction Taxes or other charges due as a consequence of the payment of such additional amount) shall equal the amount that would have been received if such payment of Transaction Taxes were not required. Notwithstanding the foregoing, if the Lender is exempt from or subject to a reduced rate of withholding tax and becomes subject to Taxes because of its failure to deliver the forms specified in Section 3.1.4, the Borrower shall take such steps as the Lender may reasonably request to assist the Lender to recover such Taxes.

         3.1.2 Payment of Legally Required Taxes. The Borrower and the Guarantor
               ---------------------------------
         shall pay directly to the appropriate taxing authority any and all present and future Taxes imposed by law or by any taxing authority on or with regard to any aspect of the transaction contemplated by this Agreement or the execution and delivery of this Agreement or other documentation hereunder. Subject to Section 3.2.1(d), this obligation shall not extend to any Taxes imposed on or by reference to the net income of the Lender by any taxing jurisdiction. Regardless of who is deemed obligated for any Taxes referred to in the first sentence of this Section 3.1.2 by a taxing authority, the Borrower and the Guarantor shall have the right to actively participate in and control the challenge to any such Taxes, subject to the Borrower and the Guarantor providing prior written confirmation of their joint and several indemnification obligation as provided herein to the Lender. The Borrower and the Guarantor shall indemnify and hold the Lender harmless from any liability with respect to the delay or failure by the Borrower or the Guarantor to pay any such Taxes for which they are responsible.

         3.1.3 Tax Receipts. If the Borrower or the Guarantor shall pay any
               ------------
         Transaction Taxes, the Borrower or the Guarantor, as the case may be, shall promptly forward to the Lender official receipts or other evidence reasonably acceptable to the Lender establishing payment of such amounts.

         3.1.4 United States Tax Forms. At or prior to the First Drawdown (and
               -----------------------
         from time to time thereafter if requested in writing by the Borrower or the Guarantor to do so, but only so long as the Lender remains lawfully able to do so) the Lender shall provide the Borrower and the Guarantor with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on the payment of interest for the account of the Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

3.2      Increased Costs
         ---------------

         3.2.1 Indemnity. If, by reason of (a) any change in law, rule or
               ---------
         regulation or in its interpretation or administration and/or (b) compliance with any future request from or requirement of any central bank or other fiscal, monetary or other authority whether or not having the force of law (including, without limitation, a request or requirement which affects the manner in which the Lender is required to maintain capital resources and, if not having the force of law, only if compliance is customary) with regard to the Lender's obligations hereunder and to amounts owing to it hereunder:

         (a) the Lender incurs a cost as a result of the Lender's having entered into and/or performing its obligations under this Agreement;

         (b) the Lender incurs a cost by reason of an increase in the amount of capital required or expected to be maintained by the Lender and the Lender has reasonably determined that a portion of such increase is allocable to the Loan or the Commitment;

         (c) there is any increase in the cost to the Lender of funding or maintaining all or any part of the Loan made or to be made by the Lender hereunder (excluding amounts participated out); or

         (d) the Lender becomes liable to make any payment on account of Taxes or otherwise (not being a Tax on the net income of the Lender (i) imposed by the jurisdiction in which it is incorporated or in which its lending office is located or (ii) imposed by a taxing authority of France as a direct result of the Lender's business activities in France other than the making of the Loan or the receipt of payments with respect thereto) on or calculated by reference to the amount of the Loan made by the Lender hereunder and/or to any sum received or receivable by it hereunder (other than as a result of the Lender's failure to deliver the forms specified in Section 3.1.4);

         then the Borrower shall, from time to time on demand of the Lender, promptly pay to the Lender amounts sufficient to indemnify the Lender against, as the case may be, (1) any such cost, (2) any such allocable cost, as certified by the Lender in reasonable detail (which shall be binding absent manifest error), (3) such increased cost (or such proportion of such increased cost as is, in the reasonable opinion of the Lender, attributable to its funding or maintaining the Loan hereunder) and/or (4) such liability, as the case may be, (collectively, "Increased Costs") provided, however that Borrower shall not be obligated to indemnify the Lender for any Increased Costs to the extent the Lender has actual knowledge of such Increased Costs and fails to give the Borrower notice of such amount within 90 days of the date the Lender acquires such actual knowledge.

         3.2.2 Payment of Increased Costs. The Borrower shall pay to the Lender,
               --------------------------
         upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Lender shall reasonably determine after consultation with the Borrower) as shall be required to compensate the Lender for such Increased Costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to the Lender, showing the basis for the calculation thereof, submitted to the Borrower by the Lender in good faith shall be conclusive absent manifest error) provided, however that Borrower shall not be obligated to indemnify the Lender for any Increased Costs to the extent the Lender has actual knowledge of such Increased Costs and fails to give the Borrower notice of such amount within 120 days of the date the Lender acquires such actual knowledge.

3.3      Illegality of Maintaining the Loan.
         ----------------------------------

         If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive of any such authority, central bank or comparable agency shall make it unlawful or impossible to maintain the Loan, then the Lender shall be entitled to require the Borrower to prepay the Loan upon at least ten
         (10) days notice to the Borrower (or such shorter period as may be required in order to allow the Lender to comply with relevant law). The Lender shall promptly notify the Borrower of any change in the law of which it becomes aware that would result in the Loan becoming illegal and, if requested in writing, shall deliver to the Borrower an opinion of legal counsel supporting such determination not later than thirty
         (30) days after the date of prepayment. The Borrower shall pay for any and all legal fees and expenses incurred by the Lender in obtaining such opinion pursuant to this Section.

3.4      Cost Minimization; Adversity Prepayment
         ---------------------------------------

         If, at any time, the Borrower is required to make a payment to the Lender or any tax authority pursuant to the provisions of any of Sections 3.1, 3.2 or 3.3 and without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under such Sections and provided that the Lender, in its sole discretion, is satisfied that it will not suffer any material economic, legal, regulatory or other disadvantage in taking such action, the Lender agrees that it will act in good faith to minimize the amount of such payment, provided, that if the requirement for such payment is not eliminated, the Borrower shall have the right to prepay the Loan in accordance with Section 2.5.1, provided, further, that in case of any prepayment pursuant to this Section, the Borrower shall not be entitled to the Equity Repayment Option.

3.5      Funding Losses
         --------------

         In the event that a Drawdown does not occur as a result of a failure to satisfy the conditions precedent to Drawdown or the Borrower declines to borrow after delivery of a Drawdown Certificate, the Borrower shall reimburse the Lender on demand for all Funding Losses incurred by the Lender. The Lender shall act in good faith to minimize its Funding Losses and shall certify the amount and a reasonable description thereof to the Borrower in the event that Funding Losses are incurred for which reimbursement from the Borrower is due hereunder, which certificate shall be binding upon the Borrower in the absence of manifest error.

                     SECTION 4. FEES, CHARGES AND INDEMNITY

4.1      Fees and Expenses
         -----------------

         The parties agree that the Lender and any of its affiliates, as the case may be, will be paid the fees and expenses specified in, and under the terms and conditions of, this Agreement, the Note, the Guaranty or any other agreement pursuant or relating thereto, and that the Guarantor shall pay all fees and expenses of the professional advisors to the Lender and any of its affiliates as provided for in such agreements.

4.2      Lender's Costs and Expenses
         ---------------------------

         The Borrower shall reimburse the Lender on demand for all costs and expenses, including without limitation, fees and expenses of counsel and fees and expenses of other professional advisers and all other out-of-pocket costs and expenses of the Lender, incurred (i) including the reasonable fees and expenses of counsel in connection with the preparation, execution and delivery of this Agreement and the other agreements entered into in connection herewith any future amendment, modification or supplement hereto, (ii) in the enforcement of this Agreement, the Note or the Guaranty, (iii) the collection of any of the Obligations, (iv) the workout or restructuring thereof and (v) the administration of the Loan after the occurrence of an Event of Default, whether or not the Lender gives notice of such Event of Default or demands acceleration of the Loan or takes other action to enforce this Agreement, the Note or the Guaranty.

4.3      Indemnification
         ---------------

         The Borrower agrees to indemnify the Lender and its Subsidiaries and their respective directors, officers, employees, advisors, representatives, agents and controlling persons (collectively the "Indemnified Parties") from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which any of the Indemnified Parties may become subject related to, arising out of, or in connection with this Agreement, the Note or the Guaranty or any of the transactions contemplated herein or therein or any use of the proceeds of the Loan by the Borrower; provided that none of the

         Indemnified Parties shall be entitled to any indemnification for any of the foregoing that are finally judicially determined to have resulted primarily from an Indemnified Party's gross negligence or willful misconduct.

         The Borrower further agrees to reimburse each Indemnified Party immediately upon request for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any commenced or threatened action, claim, proceeding or investigation (including, without limitation, usual and customary per diem compensation for any Indemnified Party's involvement in discovery proceedings or testimony), relating to or arising out of any matter referred to in this Agreement, including, without limitation, the performance by the Indemnified Parties of the services contemplated in this Agreement, the Note or the Guaranty, whether or not such Indemnified Party is a party and whether or not such action, claim, proceeding or investigation is initiated or brought by or on behalf of the Borrower or any of its affiliates, except that the Indemnified Parties shall not be entitled to any reimbursement for any expenses that result from an Indemnified Party's gross negligence or willful misconduct.

         If and to the extent that the indemnity or reimbursement obligations of the Borrower under this Section may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of such indemnity or reimbursement obligations which is permissible under applicable law.

     SECTION 5. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE BORROWER

         The Borrower and the Guarantor each hereby represent and warrant to the Lender as of the Effective Date with respect to the Borrower as follows:

5.1      Incorporation and Qualification
         -------------------------------

         The Borrower has been duly created as a Societe par Actions Simplifiee in accordance with the laws of France, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted.

5.2      Power and Authority
         -------------------

         The Borrower has power to enter into and observe its obligations under this Agreement and the Note. The Borrower has in full force and effect the authorizations necessary to enter into this Agreement and the Note, observe obligations under them and allow them to be enforced.

5.3      Authorization of Borrowing
         --------------------------

         This Agreement and the Note and the transactions under them do not contravene the Borrower's constituent documents or any law, regulation or official directive or any of its obligations or undertakings by which it is bound or cause a limitation on its powers or the powers of its directors to be exceeded.

5.4      Agreement Binding
         -----------------

         This Agreement constitutes, and the Note when executed and delivered pursuant hereto will constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity. The execution, delivery and performance of this Agreement and the Note and the monetary payment of all amounts due on the dates and in the currency provided for herein and therein (a) will not violate any provision of law or other governmental directive having the force of law, (b) will not conflict with the By-Laws or other governing documents of the Borrower, (c) will not contravene any material governmental guideline or policy statement applicable to the Borrower,
         (d) will not conflict with the By-laws (Statuts) or other governing documents of the Borrower, (e) will not conflict with or result in the breach of any provision of any material agreement under which the Borrower has incurred Indebtedness and will not conflict with or result in the breach of any provision of any other material agreement to which the Borrower is a party or by which it or any of its properties or assets is bound, (f) will not constitute a default or an event that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, and (g) will not result in the creation or imposition of any lien, charge or encumbrance on any of the assets or the property of the Borrower.

5.5      Registrations and Approvals
         ---------------------------

         All governmental approvals, authorizations, consents, licenses, opinions, filings or registrations with any government agency in France required prior to the execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby have been obtained and are in full force and effect. All governmental approvals, authorizations, consents, licenses, opinions, filings or registrations with any government agency in France necessary for the performance by the Borrower of its obligations under this Agreement (including, without limitation, foreign exchange permits, if any, regarding US Dollar payments due or payable hereunder) shall have been obtained and shall be in full force and effect prior to the First Drawdown Date.

5.6      Litigation
         -----------

         There are no arbitration or litigation proceedings pending or threatened against the Borrower and no proceedings before any court or government agency pending or threatened against the Borrower or relating to this Agreement or the Note or any of the transactions contemplated hereby or thereby which if adversely determined could singly or in the aggregate have a Material Adverse Effect.

5.7      Subsidiaries
         ------------

         The Borrower has no Subsidiaries other than Steelcase Strafor S.A., (an ownership interest in which will be acquired contemporaneously with the First Drawdown Date) and its Subsidiaries.

5.8      Title to Properties and Assets
         ------------------------------

         The Borrower has good and marketable title (whether ownership or leasehold) to all the material properties and assets used in its business.

5.9      Compliance with Law
         -------------------

         The Borrower is conducting its business and operations in compliance with all material applicable laws, rules and regulations and directives of governmental authorities having the force of law applicable to it or its properties and assets, including but not limited to employment, employee benefit, occupational health and safety, superannuation and environmental laws, rules and regulations and is in compliance with all material applicable government guidelines and policy statements. The Borrower has filed all tax returns other than those for which the deadline for filing, as may have been extended, has not yet passed, and paid all Taxes due in respect of the ownership of its properties and assets or the conduct of its business and operations, except to the extent that the payment of such Taxes is being contested in good faith and by appropriate proceedings, adequate reserves having been provided for the payment thereof in accordance with generally accepted accounting principles in France, consistently applied. The Borrower is not currently subject to audit by any governmental tax authority, which could reasonably be expected to result in an assessment for unpaid Taxes which would, singly or in the aggregate, have a Material Adverse Effect.

5.10     Other Obligations
         -----------------

         The Borrower is not in material default under any agreement relating to, or instrument evidencing, Indebtedness to which it is a party or by which it is bound.

5.11     Full Disclosure
         ---------------

         The information, reports, exhibits and schedules furnished in writing to, by or on behalf of the Borrower to the Lender in connection with the negotiation, preparation or delivery of this Agreement and the other loan documents referred to or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.12     No Material Adverse Effect
         --------------------------

         Since the date of the information, reports, exhibits and schedules referred to in Section 5.11, no event has occurred, which could be expected to have a Material Adverse Effect.

     SECTION 6. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE GUARANTOR

         The Guarantor hereby represents and warrants to the Lender as of the Effective Date with respect to the Guarantor as follows:

6.1      Incorporation and Qualification
         -------------------------------

         The Guarantor is a company duly organized, validly existing and in good standing under the laws of the State of Michigan. The Guarantor is qualified or registered to do business in every jurisdiction where the failure to be so qualified or registered, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.2      Power and Authority
         -------------------

         The Guarantor has full legal right, power and authority, including all approvals, consents, licenses, permits, opinions, filings, registrations and other authorizations of each government agency (collectively, "Authorizations") necessary or advisable to carry on its business as it is presently conducted and to own its properties and assets, except where the failure to possess such Authorizations would not have a Material Adverse Effect. All Authorizations necessary for the performance by the Guarantor of its obligations under this Agreement shall have been obtained and shall be in full force and effect prior to the First Drawdown Date. The Guarantor has full legal right, power and authority to execute and deliver this Agreement and the Guaranty, and to perform its obligations hereunder and under the Guaranty.

6.3      Authorization of Borrowing
         --------------------------

         The Guarantor has taken all necessary and appropriate action to authorize the execution and delivery of this Agreement and the Guaranty and to authorize the performance and observance of the terms hereof and thereof.

6.4      Agreement Binding
         -----------------

         This Agreement constitutes, and the Guaranty when executed and delivered pursuant hereto will constitute, the legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity. The execution, delivery and performance of this Agreement and the Guaranty and the monetary payment of all amounts due on the dates and in the currency provided for herein and therein (a) will not violate any provision of law or other governmental directive having the force of law, (b) will not conflict with the Certificate of Incorporation or By-laws or other governing documents of the Guarantor, (c) will not conflict with or result in the breach of any provision of any material agreement under which the Guarantor has incurred Indebtedness and will not conflict with or result in the breach of any provision of any other material agreement to which the Guarantor is a party or by which it or any of its properties or assets is bound, (d) will not constitute a default or an event that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, and (e) will not result in the creation or imposition of any lien, charge or encumbrance on any of the assets or the property of the Guarantor.

6.5      Litigation
         -----------

         Except as described in Schedule 6.5 hereto, there are no arbitration,
                                ------------
         litigation, governmental, administrative or other proceedings pending or threatened against the Guarantor or relating to this Agreement and the Guaranty or any of the transactions contemplated hereby or thereby which, if adversely determined, could singly or in the aggregate have a Material Adverse Effect.

6.6      Financial Statements
         --------------------

         The Guarantor has heretofore delivered to the Lender (i) the audited consolidated financial statements of the Guarantor for the fiscal year ended February 27, 1998 (the "Audited Financial Statements"), the unaudited consolidated financial statements of the Guarantor for the fiscal year ended February 26, 1999 (the "Unaudited Financial Statements"), and (iii) the consolidated monthly management reports of the Guarantor for each of January and February 1999 (the "Monthly Management Reports"). The Audited Financial Statements are complete and correct and fairly present the financial condition and the results of operations of the Guarantor on the date thereof and for the period then ended in accordance with GAAP, subject to normal year-end adjustments in the case of the Unaudited Financial Statements. There are no material liabilities, direct or indirect, fixed or contingent, of the Guarantor as of the date of this Agreement that are not reflected or reserved against in the Audited Financial Statements, the Unaudited Financial Statements or in the notes thereto.

6.7      Title to Properties and Assets
         ------------------------------

         The Guarantor has good and marketable title (whether ownership or leasehold) to all the material properties and assets used in its business, ownership of which is reflected in its most recent balance sheet contained in the Audited Financial Statements and the Unaudited Financial Statements referred to in Section 6.6, except for properties or assets that have been disposed of in the ordinary course of business.

6.8      Compliance with Law
         -------------------

         The Guarantor and each of its Subsidiaries is and are conducting their respective businesses and operations in compliance with all applicable laws, rules and regulations and directives of governmental authorities having the force of law applicable to such Person or its properties and assets, including but not limited to employment, employee benefit, occupational health and safety, superannuation and environmental laws, rules and regulations and are in compliance with all applicable government guidelines and policy statements. The Guarantor and each of its Subsidiaries have filed all tax returns other than those for which the deadline for filing, as may have been extended, has not yet passed, and paid all Taxes due in respect of the ownership of their respective properties and assets or the conduct of their operations except to the extent that the payment of such Taxes is being contested in good faith and by appropriate proceedings, adequate reserves having been provided for the payment thereof in accordance with GAAP, consistently applied. Neither the Guarantor nor any of its Subsidiaries is currently subject to audit by any governmental tax authority, which could reasonably be expected to result in an assessment for unpaid Taxes which could, singly or in the aggregate, have a Material Adverse Effect.

6.9      Other Obligations
         -----------------

         Neither the Guarantor nor any of its Subsidiaries is in material default under any agreement relating to, or instrument evidencing, Indebtedness to which it is a party or by which it is bound.

6.10     Capital Structure
         -----------------

         The Guarantor is the owner, directly or indirectly, of 100% of the issued and outstanding equity of the Borrower.

6.11     Full Disclosure
         ---------------

         (a) The annual report of the Guarantor for the year ended February 27, 1998, (b) the financial statements delivered to the Lender in accordance with Section 6.6, and (c) all filings of the Guarantor with the Securities and Exchange Commission preceding the date hereof, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

6.12     No Material Adverse Effect
         --------------------------

         Since the date of the most recent financial statements or Monthly Management Reports referred to in Section 6.6, no event has occurred, which could reasonably be expected to have a Material Adverse Effect.

6.13     Year 2000 Issue.
         ---------------

         The Guarantor and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Guarantor and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Guarantor and its Subsidiaries interface). The costs to the Guarantor and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Guarantor or any of its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in an Event of Default or to have a Material Adverse Effect.

6.14     Employee Benefit Plans.
         ----------------------

         The Guarantor and each of its ERISA Affiliates is in compliance in all material respect with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Guarantor or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan. Neither the Guarantor nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Effect. Neither the Guarantor nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan, in a Material Adverse Effect.

              SECTION 7. AFFIRMATIVE COVENANTS OF THE BORROWER

In addition to the other undertakings herein contained, the Borrower hereby covenants to the Lender that during the term of this Agreement and until all of the Obligations are paid in full, the Borrower shall perform the following obligations:

7.1      Financial Statements
         --------------------

         7.1.1  Delivery of Statutory Accounts. As soon as available but not
                ------------------------------
         later than 120 days after the end of each of its fiscal years, the Borrower shall deliver to the Lender a copy of its statutory accounts, as at and for the accounting period then ended (prepared in accordance with the requirements for such accounts under French law).

         7.1.2  Delivery of Quarterly GAAP Financial Statements. Within 120 days
                -----------------------------------------------
         after the end of each fiscal quarter that is not a fiscal year end, the Borrower shall deliver to the Lender a copy of unaudited quarterly financial statements for such quarter which shall be based on the Steelcase Inc. consolidated unaudited quarterly financial statements prepared in accordance with GAAP, appropriately adjusted to reflect the operations of the Borrower.

         7.1.3  Compliance Certificate. At the time the statutory accounts are
                ----------------------
         delivered under Section 7.1.1, the Borrower shall deliver to the Lender a Compliance Certificate substantially in the form of Exhibit F-1 hereto, signed by an Authorized Representative of the Borrower certifying that the Borrower was during the prior fiscal period in compliance with all provisions hereof applicable to the Borrower and that no Event of Default or event that with passage of time or notice or both would constitute an Event of Default occurred during such period and is not continuing on the date of such certificate or if any Event of Default or such other event occurred or is continuing, a statement to that effect and a statement of the actions taken and proposed to be taken with respect thereto.

7.2      Other Reporting Requirements. The Borrower shall furnish the Lender:
         ----------------------------

         7.2.1 as soon as possible and in any event within five (5) days after the occurrence of each Event of Default set forth in Section 12 (other than Section 12.1.1) and each event which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

         7.2.2 promptly after the sending or filing thereof, copies of any other documents or reports relating to the conduct of its business and the results of its operations which are distributed to other creditors of the Borrower or which they shall reasonably request from time to time;

         7.2.3 promptly after (a) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Borrower or any of its material property, or (b) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration; and

         7.2.4 any other documents or reports relating to the conduct of the Borrower's business and the results of its operations which the Lender shall reasonably request from time to time.

7.3      Taxes
         -----

         The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all Taxes and other governmental charges upon it or against any of its properties or assets prior to the date after which penalties attach for failure to pay, except to the extent that the Borrower or such Subsidiary shall be contesting in good faith by appropriate proceedings its obligation to pay such Taxes or charges, adequate reserves having been set aside for the payment thereof in accordance with customary practice in France. The Borrower shall, and shall cause each of its Subsidiaries to, make timely filings of all material tax returns and governmental reports required to be filed or submitted under any applicable laws or regulations. The Borrower shall give written notice to the Lender in accordance with Section 13.7 hereof within five Banking Days of any (i) tax audit or (ii) notice of deficiency with respect to any French tax payable that may concern the Loan.

7.4      Maintenance and Continuity of Business
         --------------------------------------

         The Borrower shall, and shall cause each of its Subsidiaries to, maintain its valid existence under, and in compliance with, all applicable laws, rules and regulations and shall maintain all necessary licenses and the present character of its business, except where such noncompliance or failure to maintain licenses or the present character of business could not have a Material Adverse Effect. The Borrower shall, and shall cause its Subsidiaries to, conduct its business in compliance with all applicable laws, rules and regulations binding on it or any of its operations or properties, including but not limited to employment, employee benefit, occupational health and safety, superannuation and environmental laws, rules and regulations, except where such noncompliance could not have a Material Adverse Effect.

7.5      Continuing Governmental Approvals
         ---------------------------------

         The Borrower agrees to take all measures which are necessary to continue in full force and effect all governmental approvals, filings or registrations, if any, obtained or made in connection with this Agreement and the Note. The Borrower further agrees to take all necessary or advisable measures to obtain any new or additional governmental approvals as become necessary or advisable for the performance of all of the terms and conditions of this Agreement and the Note.

7.6      Further Documents
         -----------------

         The Borrower shall execute all such other documents and instruments and perform all such other acts as the Lender may reasonably require to carry out the transactions contemplated herein or in the documents required to be delivered hereunder.

7.7      Inspection
         ----------

         The Borrower shall from time to time upon receipt of at least five (5) Banking Days advance written notice, with reasonable promptness, for purposes pertinent to this Agreement or to a credit decision relating to this Agreement, permit the Lender or any agents or representatives thereof, at their own expense, to visit the properties of the Borrower and its Subsidiaries during normal business hours and to discuss the affairs, finances and accounts of the Borrower with any of its appropriate officials. Any information obtained by the Lender shall be kept confidential as required by Section 13.9 hereof.

7.8      Payment of Obligations
         ----------------------

         The Borrower shall generally pay and discharge all its monetary obligations of whatever nature and kind as and when due in accordance with their terms, where the failure to pay any one or more such obligations individually or in the aggregate would have a Material Adverse Effect, unless such obligations are being contested in good faith in appropriate legal proceedings.

7.9      Pari Passu Ranking.
         ------------------

     The Borrower covenants that the Obligations, including the Note, does and will rank at all times during the term of the Loan as direct, senior obligations of the Borrower, at least pari passu with all of the Borrower's other present and future senior Indebtedness.

          SECTION 8. AFFIRMATIVE COVENANTS OF THE GUARANTOR

     For so long as the Guaranty shall remain in effect, the Guarantor shall comply with the covenants set forth in this Section 8.

8.1  Financial Statements; Other Reports
     -----------------------------------

     8.1.1 Delivery of Financial Statements. As soon as available (a) but not
           --------------------------------
     later than 120 days after the end of each of the Guarantor's fiscal years, the Guarantor shall deliver to the Lender a copy of the Guarantor's audited financial statements, as at and for the fiscal year then ended (prepared in accordance with the requirements of GAAP) and (b) no later than 60 days after the end of each of the first three quarters of the fiscal year of the Guarantor, the Guarantor shall deliver a copy of the Guarantor's unaudited quarterly financial statements for the quarter then ended to the Lender.

     8.1.2 Compliance Certificate. At the time the financial statements are
           ----------------------
     delivered under Section 8.1.1, the Guarantor shall deliver to the Lender a Compliance Certificate substantially in the form of Exhibit F-2 hereto, signed by an Authorized Representative of the Guarantor certifying that the Guarantor and the Borrower were during the prior period in compliance with all provisions hereof applicable and that no Event of Default or event that with passage of time or notice or both would constitute an Event of Default occurred during such period and is not continuing on the date of such certificate or if any Event of Default or such other event occurred or is continuing, a statement to that effect and a statement of the actions taken and proposed to be taken with respect thereto. The compliance certificate shall be accompanied by calculations in reasonable detail showing compliance (or non-compliance) with the covenant in Section 10.2, during such period of the term of the Loan as such covenants remain in effect.

8.2  Taxes
     -----

     The Guarantor shall pay and discharge all Taxes and governmental charges upon it or against any of its properties or assets prior to the date after which penalties attach for failure to pay, except to the extent that the Guarantor shall be contesting in good faith by appropriate proceedings its obligations to pay such Taxes or charges, adequate reserves having been set aside for the payment thereof in accordance with GAAP. The Guarantor shall further make timely filings of all material tax returns and governmental reports required to be filed or submitted under any applicable laws or regulations.

8.3  Maintenance and Continuity of Business
     --------------------------------------

     The Guarantor shall maintain its existence in good standing under, and in compliance with, all applicable laws, rules and regulations and shall maintain all necessary licenses and the present character of its business, except where such noncompliance or failure to maintain licenses or the present character of business would not have a Material Adverse Effect. The Guarantor shall conduct its business in compliance with all applicable laws, rules and regulations binding on it or any of its operations or properties, including but not limited to employment, employee benefit, occupational health and safety, superannuation and environmental laws, rules and regulations, except where such noncompliance could not have a Material Adverse Effect.

8.4  Continuing Governmental Approvals
     ---------------------------------

     The Guarantor shall take all measures which are necessary to continue in full force and effect all governmental approvals, filings or registrations, if any, obtained or made in connection with its businesses and operations, except where the failure to do so could not have a Material Adverse Effect.

8.5  Maintenance of Properties
     -------------------------

     The Guarantor shall cause all of its properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Guarantor from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Guarantor, desirable in the conduct of its business and not disadvantageous in any material respect to the Lender.

8.6  Year 2000 Issue.
     ---------------

     The Guarantor shall take, and shall cause each of its Subsidiaries to take, all necessary action to complete in all material respects, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Guarantor and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Guarantor or any of its Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed, except where the failure to take such action could not reasonably be expected to have a Material Adverse Effect. At the request of the Lender, the Guarantor shall provide, and shall cause each of its Subsidiaries to provide, to the Lender reasonable assurance of its compliance with this Section.

8.7  ERISA.
     -----

     (a) The Guarantor shall comply in all material respects with the applicable provisions of ERISA and (b) furnish the Lender (i) as soon as possible, and in any event within 30 days after any Authorized Representative of the Guarantor or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Guarantor and its ERISA Affiliates to the PBGC in an aggregate amount exceeding US$500,000, a statement of an Authorized Representative setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC,
     (ii) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 412 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 30 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of an Authorized Representative setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Guarantor or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan in an amount exceeding US$500,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, an which, in each case, is expected to result in an increase in annual contributions of the Guarantor or an ERISA Affiliate to such Multiemployer Plan in an amount exceeding US$500,000.

8.8  Post-Closing Deliveries.
     -----------------------

     The Guarantor hereby covenants that not later than ten (10) days after the Guarantor's next Board of Directors' meeting (currently scheduled for June 23, 1999), the Guarantor shall deliver, and cause the Borrower to deliver, a certificate of an Authorized Representative of each party certifying that the Guarantor's Board of Directors and the Borrower's shareholders, respectively, have adopted and approved resolutions substantially in the form of Annex A hereto.

          SECTION 9. NEGATIVE COVENANTS OF THE BORROWER

     In addition to the other undertakings in this Agreement the Borrower hereby covenants to the Lender that during the term of this Agreement and until all of the Obligations are paid in full, the Borrower shall not permit any of the following to occur:

9.1  Merger; Sale of Assets
     ----------------------

     The Borrower shall not effect any merger, consolidation or reorganization (whether in one transaction or in a series of transactions) with any other person unless (i) either the Borrower is the surviving entity or the surviving entity, if other than the Borrower, shall have expressly assumed in writing all of the obligations of the Borrower under this

       Agreement and (ii) at the time of effecting the merger, consolidation or reorganization no Event of Default shall have occurred or be continuing or would result therefrom.

9.2    Indebtedness Limitation
       -----------------------

       The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than:

          (i)    Indebtedness under this Agreement;

          (ii) unsecured Indebtedness resulting from accounts payable and accrued liabilities for goods and services, incurred in the ordinary course of business;

          (iii)  Indebtedness in existence on the date hereof and listed on
                 Schedule 9.2 hereto;
                 ------------
          (iv)   Indebtedness owed to Affiliates of the Borrower; and
          (v) Indebtedness which does not, without the prior written approval of the Lender (such approval not to be unreasonably withheld) exceed such debt-to-equity ratios as are, from time to time, permitted under applicable French law and thin capitalization rules.

           SECTION 10. NEGATIVE COVENANTS OF THE GUARANTOR

       For so long as the Guaranty shall remain in effect and except to the extent expressly consented to in writing by the Lender, the Guarantor shall comply with the negative covenants set forth in this Section 10.

10.1   Negative Pledge
       ---------------

       10.1.1 Liens, Etc. The Guarantor shall not create or suffer to exist, or
              ----------
       permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, if the aggregate amount of the Indebtedness so secured (or for which payment has been provided) would at any time exceed an amount equal to 10% of Consolidated Net Tangible Assets of the Guarantor, provided, however, that the foregoing shall not apply to: (i) Liens for current Taxes not delinquent or for Taxes being contested in good faith and by appropriate proceedings, adequate reserves having been provided for the payment thereof in accordance with GAAP, consistently applied, (ii) Liens arising in the ordinary course of business or by operation of law for sums being contested in good faith and by appropriate proceedings, adequate reserves having been provided for the payment thereof in accordance with GAAP, consistently applied, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services, (iii) Liens in connection with the acquisition of fixed assets after the date hereof and attaching only to the property being acquired, (iv) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (v) mechanics', workers', materialmen's and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings, adequate reserves having been provided for the payment thereof in accordance with GAAP, consistently applied, (vi) Liens on assets of any Subsidiary of the Borrower existing at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of becoming a Subsidiary); (vii) any Lien securing Indebtedness that was incurred prior to or during construction or improvement of property for the purpose of financing all or part of the cost of such construction or improvement, provided that the amount of Indebtedness secured by such Lien does not exceed 100% of the fair market value of such property after giving effect to such construction or improvement; (viii) any Lien securing Indebtedness of a Subsidiary owing to the Borrower, (ix) Liens resulting from any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Indebtedness secured by any Lien referred to in clauses (vi) and (vii) above so long as (A) the aggregate principal amount of such Indebtedness shall not increase as a result of such extension, renewal or replacement and (B) Liens resulting from any such extension, renewal or replacement shall cover only such property which secured the Indebtedness that is being extended, renewed or replaced, or (x) Liens on accounts receivable resulting from the sale of such accounts receivable by the Borrower or a Subsidiary of the Borrower, so long as, at any time, the aggregate outstanding amount of such cash advanced to the Borrower or such Subsidiary, as the case may be, and attributable to the sale of such accounts receivable does not exceed: (A) in fiscal year 2000, US$200,000,000 or (B) in fiscal years after 2000, such greater amount as the Lender and the Guarantor may agree from time to time.

       10.1.2 Mergers, Etc. The Guarantor shall not (i) merge or consolidate
              ------------
       with or into any Person, or permit any of its Subsidiaries to do so, or
       (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or
       (iii) together with one or more of its consolidated Subsidiaries, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Guarantor and its consolidated Subsidiaries (whether now owned or hereafter acquired) to any Person; except that any Subsidiary of the Guarantor may merge or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary of the Guarantor and except that any Subsidiary of the Guarantor may merge into or transfer assets to the Guarantor and except that the Guarantor may effect any merger, consolidation or reorganization (whether in one transaction or in a series of transactions) with any other Person if: (A) either the Guarantor is the surviving entity or (B) (i) the surviving entity, if other than the Guarantor, shall have expressly assumed in writing all of the obligations of the Guarantor under this Agreement and the Guaranty, pursuant to documentation in form and substance satisfactory to the Lender (ii) such surviving entity shall meet or exceed the financial covenants set forth in Section 10.2.3 (as conformed to take account of the fiscal year of such surviving entity) and (iii) immediately after giving effect to such merger, consolidation or reorganization, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, would exist.

10.2     Financial Covenants
         -------------------

         10.2.1 Minimum Net Worth. The Guarantor shall not permit at any time
                -----------------
         Net Worth to be less than the sum of (i) Net Worth as of February 27, 1998, plus (ii) 25% of Net Income (if a positive number) from February 27, 1998 to the then most recent August 31 or February 28, plus (iii) all Additions to Capital from February 27, 1998 to the then most recent August 31 or February 28.

         10.2.2 Maximum Debt Ratio. The Guarantor will not permit at any time
                ------------------
         the ratio of (i) Debt to (ii) EBITDA, for each period consisting of the most recently ended four consecutive fiscal quarters of the Borrower, to exceed 3.00 to 1.00.

         10.2.3 Minimum Interest Coverage Ratio. The Guarantor shall not permit
                -------------------------------
         at any time the ratio of (a) EBITDA to (B) interest expense of the Guarantor and its Subsidiaries, in each case for the four fiscal quarters ending on the last day of any fiscal quarter of the Guarantor to be less than 5.00 to 1.00.

                  SECTION 11. CONDITIONS PRECEDENT TO DRAWDOWN

         The obligation of the Lender to make available the Loan at each Drawdown Date is subject to the fulfillment, as determined by the Lender and its counsel, of the following conditions precedent:

11.1     Authorizations
         --------------

         The Lender shall have received (except to the extent previously delivered to the Lender), for the benefit of the Lender in form and substance satisfactory to the Lender, the following:

         (a) copies of the constituent documents as then in effect of the Borrower and the Guarantor certified by an Authorized Representative to be true copies and currently in full force and effect;

         (b) a certificate of an Authorized Representative certifying the resolutions (i) of the Borrower's shareholders authorizing the execution, delivery and performance of this Agreement and the Note and (ii) the Guarantor's Board of Directors authorizing the execution, delivery and performance of this Agreement and the Guaranty;

         (c) a certified copy of the K-Bis for the Borrower recently issued by the appropriate Registry of Commerce;

         (d) an incumbency certificate setting forth the true and correct signatures of the officers or other persons executing this Agreement and the other documents to be delivered in connection herewith and in connection with each Drawdown for each of the Borrower and the Guarantor, in each case certified by an Authorized Representative; and

         (e) a copy of the power of attorney of the Borrower, if applicable, appointing an attorney-in-fact of the Borrower for purposes of executing and delivering this Agreement, the Note, the Drawdown Certificate and other documents and certificates to be given by the Borrower in connection with the making of the Loan and each Drawdown; and

         (f) such other documents of authority as shall be reasonably requested by, and in form and substance satisfactory to, the Lender and its counsel.

11.2     Note
         ----

         The Lender shall have received a duly executed copy of the Note, substantially in the form of Exhibit A attached hereto, evidencing the
         amount of such Drawdown.     ---------

11.3     Governmental Approvals
         ----------------------

         The Lender shall have received copies certified by an Authorized Representative of the Borrower (together with English translations thereof) of any governmental consent or approval necessary in connection with the execution and delivery of this Agreement and the Note and all related documentation.

11.4     Opinions
         --------

         The Lender shall have received, for the benefit of and addressed to the Lender, in each case dated the Drawdown Date, the favorable opinions
         (a) under New York and French law of Coudert Brothers, counsel to the Lender, in form and substance satisfactory to the Lender and (b) (i) under New York and French law of Baker & McKenzie, counsel to the Borrower and (ii) under New York and Michigan law of Baker & McKenzie and Jon O. Botsford, General Counsel of the Guarantor, addressed to the Lender and dated the Drawdown Date, substantially in the form attached hereto as Exhibit D and Exhibits E-1 and E-2, respectively.
                   ---------     ------------     ---

11.5     Drawdown Certificate
         --------------------
         The Lender shall have received, for the benefit of the Lender, on or prior to the Drawdown Date, a Drawdown Certificate of the Borrower substantially in the form of Exhibit B attached hereto.
                                      --------
11.6     Guaranty
         --------
         The Lender shall have received a duly executed copy of the Guaranty with respect to the Loan and the Note, which the Borrower shall cause the Guarantor to deliver substantially in the form attached hereto as Exhibit C.
         ----------

11.7     Financial Statements
         --------------------

         The Lender shall have received a copy of the Borrower's most recently filed statutory accounts.

11.8     Receipt of Funds
         ----------------

         The Lender shall have received in immediately available funds any monies to be advanced to the Lender on or prior to the Drawdown Date pursuant to the terms of any participation agreement entered into by the Lender in connection with the Loan and the terms and conditions of any such participation agreement shall be unconditional and binding on the parties thereto in all respects.

11.9     Fees.
         ----

         All fees payable pursuant to Section 4 hereof and any amounts due and payable under Section 3 hereof shall have been received by the Person entitled thereto.

11.10    Other Documents
         ---------------

         The Lender shall have received such other approvals, opinions and documents as it may have reasonably requested in writing prior to Drawdown.

                         SECTION 12. EVENTS OF DEFAULT

12.1     Events of Default
         -----------------

         Each of the following events shall constitute an Event of Default under this Agreement:

         12.1.1 Payment Default. The Borrower fails to make payment (a) on the
                ---------------
         date when due and payable of any amount of principal of the Loan or (b) of any interest on the Loan within three (3) Banking Days after such item has become due or (c) of any other fee or other amount payable by it hereunder within ten (10) Banking Days after such item has become due.

         12.1.2 Representation and Warranty Default. Any representation or
                -----------------------------------
         warranty made by or on behalf of the Borrower or the Guarantor or in this Agreement, the Guaranty or any other document executed and delivered in connection with the Loan shall have been incorrect in any material respect when made or confirmed, or any certificate furnished under this Agreement or the Guaranty proves to have been incorrect as of its date in any material respect.

         12.1.3 Other Defaults. (a) The Borrower shall violate or fail to
                --------------
         perform any covenant or other undertaking of this Agreement (other than a default or a violation referred to elsewhere in this Section), (b) the Guarantor shall violate or fail to perform any covenant or other undertaking hereunder or under the Guaranty, in either case where such failure or violation is not remediable or, if remediable, continues unremedied for a period of 30 days after notice from the Lender delivered according to Section 13.7 hereof or (c) there shall occur a Change in Control of the Borrower or the Guarantor.

         12.1.4 Government Permits. Any governmental registration, license or
                ------------------
         approval required in connection with the entering into of this Agreement or the maintenance or repayment of the Loan expires and is not renewed or is terminated or revoked or modified in any manner and is not reinstated:(i) within 30 days, or (ii) the next succeeding Interest Payment Date, whichever is sooner unless such expiration, nonrenewal, termination, revocation, modification or failure of reinstatement does not, or could not reasonably be expected to, have a Material Adverse Effect.

         12.1.5 Illegality. It becomes unlawful for the Borrower to perform any
                ----------
         material obligation hereunder or for the Guarantor to perform any material obligation under the Guaranty.

         12.1.6 Cross Defaults. (a) The Borrower fails to pay when due any
                --------------
         amount due in excess of US$ 50,000,000 individually or in the aggregate, or its equivalent in any other currency, in respect of Indebtedness of the Borrower (other than amounts due under this Agreement and the Note) or there occurs any other event of default under any agreement or instrument relating to Indebtedness in excess of US$50,000,000 individually or in the aggregate, or its equivalent in any other currency, of the Borrower, which results in the acceleration of payment in respect of such Indebtedness and such acceleration is not revoked within three (3) Banking Days or (b) the Guarantor fails to pay when due any amount due in excess of US$50,000,000 individually or in the aggregate, or its equivalent in any other currency, in respect of Indebtedness of the Guarantor or there occurs any other event of default under any agreement or instrument relating to Indebtedness in excess of US$50,000,000 individually or in the aggregate, or its equivalent in any other currency, of the Guarantor, which results in the acceleration of payment in respect of such Indebtedness and in each case such acceleration is not revoked within three (3) Banking Days.

         12.1.7 Insolvency. The occurrence of an Insolvency Event with respect
                ----------
         to either the Borrower or the Guarantor.

         12.1.8 Judgment Default. (a) Any final non-appealable judgments or
                ----------------
         decrees for money damages or for fines or penalties individually or in the aggregate at any one time outstanding in excess of US$1,000,000 or its equivalent in any other currency, which are not covered by insurance are entered against the Borrower and are not paid, discharged or stayed within 30 days or (b) any final non-appealable judgments or decrees for money damages or for fines or penalties individually or in the aggregate at any one time outstanding in excess of US$5,000,000 or its equivalent in any other currency, which are not covered by insurance are entered against the Guarantor and are not paid, discharged or stayed within 30 days

12.2     Right to Accelerate on Payment Default
         --------------------------------------

         If a Payment Default shall occur, the Lender shall have the right, by notice delivered in accordance with Section 13.7 hereof to (i) the Borrower, or if the Lender so elects, (ii) the

         Guarantor, to declare the entire Loan together with accrued interest (including any interest payable at the Default Interest Rate) and all other sums payable hereunder (including, without limitation, Breakage Costs) and under the Guaranty to be immediately due and payable and the Loan shall thereupon become due and payable without presentment, demand, protest or notice of any kind, other than the notice specifically required by this Section or the terms of the Guaranty, all of which are expressly waived by the Borrower and the Guarantor.

12.3     Right to Accelerate on Event of Default
         ---------------------------------------

         If an Event of Default (other than a Payment Default) shall occur during the Initial Period, the Lender shall have the right, by notice to either the Borrower or the Guarantor delivered in accordance with
         Section 13.7 hereof to declare the Initial Period Amount to be immediately due and payable in cash, and such amount shall thereupon become immediately due and payable without presentment, demand, protest or notice of any kind other than the notice specifically required by this section, all of which are expressly waived by the Borrower and the Guarantor.

                           SECTION 13. MISCELLANEOUS

13.1     Term
         ----

         The term of this Agreement shall commence on the date first set forth above and shall end on the date of payment in full of all principal, interest and other sums payable by the Borrower hereunder and under the
         Note in accordance with the terms of this Agreement and the Note.

13.2     Entire Agreement
         ----------------

         This Agreement and the documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment hereto shall be in writing, signed by or on behalf of the parties to this Agreement.

13.3     Waiver; Cumulative Rights
         -------------------------

         13.3.1 Generally. No failure or delay on the part of the Lender to
                --------
         exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         13.3.2 Effect of Waiver. Failure by the Lender at any time or times
                ----------------
         hereafter to require strict performance by the Borrower or the Guarantor or any other person of any of the provisions, warranties, terms and conditions contained in the Loan Agreement, the Note, the Guaranty or any other related documents now or at any time or times hereafter executed by the Borrower, the Guarantor or any other person and delivered to the Lender shall not waive, affect or diminish any right of the Lender at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any act, course of conduct or knowledge of the Lender, its agents, officers or employees, unless such waiver is contained in an instrument in writing specifying such waiver signed by the Lender and directed and delivered to the Borrower. No waiver by the Lender of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Lender permitted hereunder shall in any way effect or impair any of their rights or the obligations of the Guarantor under the Guaranty or of the Borrower hereunder.

13.4     Assignment and Participation
         ----------------------------

         13.4.1 Assignment. This Agreement shall be binding upon and shall be
                ----------
         enforceable by the Borrower, the Lender and their respective permitted successors and assigns; provided that the Borrower shall have no right to assign or transfer its rights or obligations hereunder without the prior written consent of the Lender. The Lender may assign, transfer or participate all or any portion of its rights or entitlements hereunder without the consent of the Borrower or Guarantor. Upon any transfer or assignment by the Lender, the term "Lender" as used herein shall be deemed to refer to such new transferee or assignee, respectively.

         13.4.2 Rights of Participants. Except as otherwise expressly provided
                ----------------------
         herein, all participants shall be entitled to share the benefits of all indemnities, tax reimbursements, and other rights of the Lender pursuant to this Agreement as fully as if a party hereto to the extent of their indirect interest in the Loan provided through the participation.

13.5     Governing Law
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law), without giving effect to the principles of conflicts of law.

13.6     Submission to Jurisdiction
         --------------------------

         13.6.1 Consent to the New York Courts. Each of the Borrower and the
                ------------------------------
         Guarantor hereby irrevocably consents that any legal action or proceedings against it or any of its property with respect to this Agreement, the Note or the Guaranty may be brought in any state or Federal court located in the City of New York, United States of America or both, as the Lender may elect, and by execution and delivery of this Agreement each of the Borrower and the Guarantor hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Borrower and the Guarantor irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Borrower or the Guarantor at its address set forth in Section 13.7 or its Process Agent specified in this

         Section. Such service of process shall be effective upon receipt. The foregoing, however, shall not limit the rights of the Lender to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction, including without limitation, France. The Borrower hereby appoints the Guarantor as its agent for service of process in New York and hereby covenants and agrees to maintain the effectiveness of such appointment throughout the term of this Agreement. The Borrower hereby agrees that service of process on the Guarantor shall constitute good and sufficient service of process for the purpose of any action or proceeding in the State of New York in connection with this Agreement, the Note or the Guaranty.

         13.6.2 Waiver of Forum Non-Conveniens. Each of the Borrower and the
                ------------------------------
         Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, the Note or the Guaranty in the State of New York and hereby further irrevocably waives any claim that the State of New York is not a convenient forum for any such suit, action or proceedings.

13.7     Notices
         -------

         Any notice required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) delivered by a recognized courier service, (c) transmitted by postage prepaid registered mail (airmail if international), or (d) transmitted by telecopier (with postage prepaid mail confirmation-airmail if international) to the parties as follows (as elected by the party giving such notice):

         To the Borrower:                 Steelcase SAS
                                          c/o Steelcase Inc.
                                          901 44th Street, S.E.
                                          Grand Rapids, MI  49508
                                          Tel:  (616) 246-9600
                                          Fax:  (616) 248-7010
                                          Attn: General Counsel

         To the Guarantor:                Steelcase Inc.
                                          901 44th Street, S.E.
                                          Grand Rapids, MI  49508
                                          Tel:  (616) 246-9600
                                          Fax:  (616) 248-7010
                                          Attn: General Counsel

         To the Lender:                   Societe Generale, Chicago Branch
                                          181 West Madison
                                          Chicago, Illinois 60602
                                          Tel:  (312) 578-5000
                                          Fax:  (312) 578-5099
                                          Attn:  Editha Paras, Vice President

         Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (a) the date of receipt if delivered personally or by courier service, (b) the date five days after posting if transmitted by mail or (c) the date of transmission if transmitted by telecopier, whichever shall first occur. Any party may change its address for purposes hereof by notice to the other party.

13.8     Severability
         ------------

         If any one or more of the provisions contained in this Agreement or the Note shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired. Anything in this Agreement to the contrary notwithstanding, the obligation of the Borrower to pay interest on the Loan and the Note shall be subject to the limitation that no payment of such interest shall be required to the extent that receipt of such payment would be contrary to the applicable penal laws of the State of New York relating to usury.

13.9     Confidentiality
         ---------------

         13.9.1 Generally. The Lender covenants and agrees not to disclose to
                ---------
         any person or entity any Confidential Information (as defined below), except (a) as may be necessary or required by law, rule, regulation or court order or legal process or order or request of any banking authority having jurisdiction over the Lender, (b) to its officers, directors, employees, attorneys and other advisors and (c) in connection with any action or proceeding arising out of or in connection with this Agreement, the Note or the Guaranty or in connection with the enforcement or collection of the Obligations or the exercise of any right or remedy under any such agreement or instrument.

         13.9.2 Definition of Confidential Information. "Confidential
                --------------------------------------
         Information" shall mean any information with respect to the Borrower and the Guarantor, this Agreement, the Note, the Guaranty, any participation agreement or other related document or matter other than
         (a) information previously filed, or required to be filed with any governmental agency and available to the public; (b) information previously published in any public medium and (c) information previously disclosed by the Borrower or the Guarantor to any person or entity not associated with the Borrower or the Guarantor free of any restrictions as to further disclosure.

13.10    Counterparts
         ------------

         This Agreement may be signed in any number of counterparts. Any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

13.11    Right of Setoff
         ---------------

         If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower or the Guarantor, to the fullest extent permitted by law, to set off and apply any and all deposits and any and all indebtedness or other amounts at any time owing by the Lender to or for the credit or the account of the Borrower or the Guarantor against any of and all the Obligations now or hereafter existing under this Agreement, the Guaranty or the Note held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement, the Guaranty or the Note and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

13.12    Survival of Agreement
         ---------------------

         All covenants, agreements, representations and warranties made by the Borrower and the Guarantor herein, in the Note and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the Note shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loan, the execution and delivery to the Lender of this Agreement and the Note regardless of any investigation made by the Lender, and shall continue in full force and effect as long as any Obligation is outstanding. Without prejudice to the survival of any other agreements contained herein and related agreements and instruments, the obligations under Sections 3 and 4 hereof shall survive payment in full of the Obligations and termination of this Agreement, unless otherwise agreed.

13.13    WAIVER OF JURY TRIAL
         --------------------

         EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE GUARANTY OR THE NOTE.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective duly authorized representatives as of the day and year first written above.

BORROWER                     STEELCASE SAS


                             By: /s/ A. Rougier-Chapman
                                 ----------------------
                                 Name: Alwyn Rougier-Chapman

                                 being duly authorized to enter into this Loan Agreement on behalf of Steelcase SAS pursuant to a resolution of the shareholders of Steelcase SAS adopted by such shareholders at an ordinary shareholders' meeting thereof in April 1999.

GUARANTOR                    STEELCASE INC.


                             By: /s/ A. Rougier-Chapman
                                 ----------------------
                                 Name: Alwyn Rougier-Chapman
                                 Title: Senior Vice President-Finance, Chief
                                        Financial Officer and Treasurer

LENDER                       SOCIETE GENERALE, CHICAGO BRANCH


                             By: /s/ Editha N. Paras
                                 -------------------
                                 Name: Editha N. Paras
                                 Title: Vice President

                                                                         ANNEX A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                                OF THE GUARANTOR

     RESOLVED, that the Company hereby ratifies and approves in all respects the guaranty dated as of April 9, 1999 (the "Guaranty"), made by the Company in favor of Societe Generale (the "Lender") in connection with the loan agreement dated as of April 9, 1999 (the Loan Agreement") evidencing indebtedness in the aggregate principal amount not exceeding Two Hundred Twenty Million United States Dollars ($220,000,000) among Steelcase SAS, as borrower, the Company, as guarantor and the Lender, as lender.


                         RESOLUTIONS OF THE SHAREHOLDERS
                                 OF THE BORROWER



                             [To be mutually agreed]

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

Amount: US$[      ]                                          Date:
                                                             Chicago, Illinois

FOR VALUE RECEIVED, STEELCASE SAS (the "Borrower"), hereby promises to pay to the order of Societe Generale, Chicago Branch (the "Lender"), at Societe Generale, Chicago Branch, 181 West Madison, Chicago, Illinois 60602, the
principal sum of [    ] Million United States Dollars (US$[     ]) (the "Loan"),
pursuant to the terms of a Loan Agreement dated as of April 9, 1999 (the "Loan Agreement") by and among the Borrower, the Lender and Steelcase Inc. (the "Guarantor"), and to which reference is hereby made and which is incorporated herein by reference, in one installment on the Final Maturity Date (as defined in the Loan Agreement), subject to the penultimate paragraph of this Note. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The Borrower further promises to pay interest to the Lender on the Loan until paid in full at the rates, at the times, in the manner and calculated in accordance with the provisions of the Loan Agreement.

The interest on this Loan shall be payable in United States Dollars in same day funds and without set-off or counterclaim, free and clear of and without deduction for any present or future Taxes, restrictions or conditions of any nature, except as provided in the Loan Agreement. If the Borrower is required to make any such deduction or withholding from any such payment, the Borrower shall pay such additional amounts in the manner set forth in the Loan Agreement.

In case an Event of Default (including a Payment Default) shall occur, the outstanding principal of, and accrued interest on, this Loan may be declared due and payable in the manner and with the effect provided in the Loan Agreement, presentment, demand, protest or notice of any kind being expressly waived by the Borrower, except as provided in the Loan Agreement.

The Borrower has the right to prepay this Note in whole or in part in accordance with the terms of the Loan Agreement. Commencing on the Interest Payment Date occurring on the seventh anniversary of the First Drawdown Date subject to any Banking Day Adjustment as provided in the Loan Agreement, the Borrower, at the Borrower's option, shall have the right to prepay (and repay at the Final Maturity Date) all of the principal of the Loan with the Repayment Shares as set forth in the Loan Agreement; provided, however, that there shall not exist on the date of prepayment any default specified in Section 12.1.1 of the Loan Agreement of a monetary amount owed to the Lender under the Loan Agreement accruing up to and including the seventh anniversary of the First Drawdown Date, subject to any Banking Day Adjustment.

This Note shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law), without giving effect to the principles of conflicts of law.

                                        STEELCASE SAS


                                        By: ____________________________________
                                            Name:

                                        being duly authorized to execute this
                                        Promissory Note on behalf of Steelcase
                                        SAS pursuant to a resolution of the
                                        shareholders of Steelcase SAS adopted by such shareholders at an ordinary shareholders' meeting thereof in April 1999.

                                                                       EXHIBIT B

                              DRAWDOWN CERTIFICATE

                                                                           Date:

Societe Generale
Chicago Branch
181 West Madison
Chicago, Illinois 60602

                                  STEELCASE SAS
                    Loan Agreement dated as of April 9, 1999

Ladies and Gentlemen:

STEELCASE SAS (the "Borrower") hereby requests that the principal amount of
[] United States Dollars (US$     ) be advanced to the Borrower on [     ] (the
"Drawdown Date") under the Loan (as defined in the Loan Agreement referred to below) and certifies that as of the date hereof and as of the Drawdown Date:

1. No event has occurred which constitutes, or which, with the giving of notice or the passing of time, or both, would constitute, an Event of Default under the Loan Agreement dated as of April 9, 1999 (the "Loan Agreement") among the Borrower, Steelcase Inc., as Guarantor and yourselves, as Lender.

2. All the representations and warranties of the Borrower and the Guarantor contained in the Loan Agreement are true and correct as if restated in their entirety on the date hereof.

3. The Borrower and the Guarantor have complied, and are in compliance, with all of their respective covenants set forth in the Loan Agreement.

4. All of the conditions precedent specified in Section 11 of the Loan Agreement have been (or will be as of the Drawdown Date) satisfied and all documents heretofore delivered in satisfaction of the conditions precedent remain accurate and correct and continue in full force and effect.

5. The Borrower hereby requests that Lender wire transfer the proceeds of the Loan requested hereby as follows:

                                        For:
                                        Amount:
                                        To:
                                        Account:
                                        Account No.:

                                   STEELCASE SAS


                                   By:  _____________________________
                                        Name:

                                        [being duly authorized to execute this
                                        Drawdown Certificate on behalf of
                                        Steelcase SAS pursuant to a resolution
                                        of the shareholders of Steelcase SAS
                                        adopted by such shareholders at an
                                        ordinary shareholders' meeting thereof
                                        in April 1999.]

CONFIRMED:

STEELCASE INC.


By:  ___________________________
     Name:
     Title:

                                                                       EXHIBIT C

                               CORPORATE GUARANTY

         CORPORATE GUARANTY, dated as of April 9, 1999, (the "Guaranty") made by Steelcase Inc., a Michigan corporation (the "Guarantor"), in favor of Societe Generale, Chicago Branch (the "Lender").

                              W I T N E S S E T H :

         WHEREAS, the Lender is entering into a Loan Agreement dated as of April 9, 1999 (the "Loan Agreement") with Steelcase SAS, as borrower (the "Borrower") and the Guarantor, as guarantor, pursuant to which the Lender agreed to lend US$220,000,000 to the Borrower, subject to the terms and conditions thereof (the "Loan");

         WHEREAS, it is a condition to the Lender's obligation to make the Loan under the Loan Agreement that the Guarantor execute this Guaranty in favor of the Lender; and

         WHEREAS, all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

         NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Loan Agreement and as a condition of the advance of the Loan, the Guarantor hereby agrees as follows:

         SECTION 1. Guaranty. The Guarantor hereby unconditionally and
                    --------
irrevocably guarantees the punctual, full and prompt payment when due, whether by acceleration or otherwise, of all obligations of the Borrower under the Loan Agreement in respect of the period from and including the First Drawdown Date through and including the end of the Initial Period (the "Guaranty Period"), together with any obligations of the Borrower in respect of the Guaranty Period which survive the expiration thereof (collectively, the "Guaranteed Obligations") owed to the Lender. This Guaranty is an absolute guaranty of payment and performance and is not a guaranty of collection.

         SECTION 2. Guaranty Absolute. The Guarantor guarantees that the
                    -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Loan Agreement or any other agreement or instrument relating thereto (whether executed by the Borrower, the Guarantor or any other party) or avoidance or subordination of any of the Guaranteed Obligations;

                (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement or any other agreement or instrument relating thereto (whether executed by the Borrower, the Guarantor or any other party);

                (c) the absence of any attempt to collect the Guaranteed Obligations from the Borrower or any other action to enforce the same or the election of any remedy by the Lender;

                (d) the bankruptcy, insolvency, winding-up, or reorganization of, or similar proceeding involving, the Borrower or the Guarantor;

                (e) the disallowance under the relevant provisions of any applicable law of all or any portion of the claims of the Lender for payment or performance of the Guaranteed Obligations;

                (f) the waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any provision of the Loan Agreement or any other agreement or instrument relating thereto (whether executed by the Borrower, the Guarantor or any other party); or

                (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower, the Guarantor or any other guarantor (other than indefeasible payment in full of the Guaranteed Obligations and in respect of any applicable statute of limitations).

         SECTION 3.  Waiver; No Duties of Lender.
                     ---------------------------

         (a) The Guarantor hereby waives (i) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Guaranteed Obligations and this Guaranty, (ii) any requirement that the Lender protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral, (iii) filing of claims with a court in the event of receivership or bankruptcy of the Borrower, (iv) protest or notice with respect to nonpayment of any or all of the Guaranteed Obligations, and (v) all demands whatsoever (and any requirement that the same be made on the Borrower as a condition precedent to the Guarantor's obligations hereunder). The Guarantor hereby covenants that this Guaranty will not be discharged, except according to the provisions of Section 11 hereof.

         (b) The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, and of all other circumstances bearing upon the right of nonpayment of the Guaranteed Obligations or any part thereof, that diligent inquiry would reveal. The Guarantor hereby agrees that the Lender shall have no duty to advise the Guarantor of information known to the Lender regarding such condition or any such circumstances. In the event the Lender in its sole discretion undertakes at any time or from time to time to provide any such information to the Guarantor, the Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, the Lender chooses to maintain as confidential or
(iii) to make any other or future disclosures of such information or any other information to the Guarantor.

         If, in the exercise of any of its rights and remedies, the Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by the Lender and waives any claim based upon such action, even if such action by and of the Lender shall result in a full or partial loss of any rights of subrogation, contribution or reimbursement which the Guarantor might otherwise have had but for such action by the Lender.

         SECTION 4. Amendments. No amendment or waiver of any provision of this
                    ----------
Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender. No amendment, waiver or consent shall, unless in writing and signed by the Lender, limit the liability of the Guarantor hereunder or postpone any date fixed for payment hereunder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.  No Waiver; Remedies; Subrogation.
                     --------------------------------

         (a) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         (b) Failure by the Lender at any time or times hereafter to require strict performance by the Borrower or the Guarantor or any other person of any of the provisions, warranties, terms and conditions contained in any of the Loan Agreement, the Note or any of the agreements entered into in connection therewith now or at any time or times hereafter executed by the Borrower, the Guarantor or any other person and delivered to the Lender shall not waive, affect or diminish any right of the Lender at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any act, course of conduct or knowledge of the Lender, its respective agents, officers or employees, unless such waiver is contained in an instrument in writing specifying such waiver signed by the Lender and directed and delivered to the Borrower. No waiver by the Lender of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Lender permitted hereunder shall in any way affect or impair any of its rights or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any of the Guaranteed Obligations shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was party to the suit or action in which such determination was made.

         (c) Until all Guaranteed Obligations have been paid in full, the Guarantor shall not exercise any right of subrogation which it may acquire with respect to amounts paid hereunder. In the event that the Guarantor shall receive any payment on account of any such right of subrogation while any Guaranteed Obligations remain outstanding, the Guarantor agrees to pay all such amounts so received to the Lender to be applied to payment of the Guaranteed Obligations then due and owing in accordance with the terms of the Loan Agreement.

         SECTION 6.  Continuing Guaranty. This Guaranty is a continuing guaranty
                     -------------------
and shall (a) remain in full force and effect until terminated in accordance with Section 11, (b) be binding upon the Guarantor, and its permitted successors and assigns, and (c) inure to the benefit of and be enforceable by the Lender and its permitted successors, transferees, and assigns who shall be permitted to, and who shall, become an assignee of the Lender's interest under the Loan Agreement.

         SECTION 7.  Reinstatement. This Guaranty shall remain in full force and
                     -------------
effect and continue to be effective should any petition be filed by or against the Guarantor or the Borrower (each a "Loan Party" and, collectively, the "Loan Parties") for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Guaranteed Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         SECTION 8.  Governing Law. This Guaranty shall be governed by, and
                     -------------
construed in accordance with, the laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law), without regard to the provisions thereof relating to conflicts of laws.

         SECTION 9.  Severability. Whenever possible, each provision of this
                     ------------
Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 10. Consent to Jurisdiction. The Guarantor hereby consents to
                     -----------------------
the non-exclusive jurisdiction of any state court or any federal court located in New York City and agrees that all service of process may be made by registered mail directed to the Guarantor at the address and in the manner specified in the Loan Agreement. The Guarantor waives any objection based on forum non conveniens and any objection to venue of any action instituted
----- --- ----------
hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court. Nothing contained in this paragraph shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect its right to bring any action or proceeding against the Guarantor or its property in the courts of any other competent jurisdiction.

         SECTION 11. Termination. So long as no Event of Default shall have
                     -----------
occurred and then be continuing, this Guaranty shall terminate and, except to the extent expressly provided in Section 1 above with respect to survival of Guaranteed Obligations, all obligations hereunder shall be discharged and released upon the earlier to occur of: (a) the payment in full of all of the Guaranteed Obligations or (b) the expiration of the Guaranty Period.

         SECTION 12. Currency. The Guarantor shall pay all amounts due hereunder
                     --------
in Dollars in immediately available funds to the Lender, at such account as the Lender may designate to the Guarantor from time to time (the "Designated Place of Payment") and shall be solely responsible for obtaining all required foreign exchange and other approvals required for the making of such payments in such currency. The Guarantor's failure to obtain any such approvals shall not relieve it of its obligation to make payments in Dollars. In the event the Guarantor makes a payment in any currency other than Dollars or at any place other than the Designated Place of Payment, such payment shall not constitute payment for purposes of calculation of interest or otherwise constitute satisfaction of the requirements set forth herein unless and until the sums so paid are converted into Dollars and transferred to the Designated Place of Payment. The Guarantor shall bear all risk of currency fluctuation which occurs at any time between the date the non-conforming payments are made by the Guarantor and the date when such payments are converted into Dollars and transferred to the Designated Place of Payment. The Lender shall have a separate cause of action for any shortfall in the amount of Dollars when transferred to the Designated Place of Payment. To the extent permitted by applicable law, the Guarantor hereby further undertakes to maintain such foreign currency holdings and/or conversion availability from time to time as is necessary to meet the Guarantor's obligations hereunder.

         SECTION 13. Miscellaneous. All references herein to the Borrower and to
                     -------------
the Guarantor shall be deemed to include their respective permitted successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or the Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                               STEELCASE INC.


                                               By: __________________________

                                                   Name:
                                                   Title:

                                                                       EXHIBIT D

[Opinion under New York and French law of Baker & McKenzie, counsel to the Borrower]


[date]



Societe Generale, Chicago Branch
181 West Madison
Chicago, Illinois 60602

                            Re:   Loan Agreement dated as of [     ], 1999 among
                                  Steelcase SAS, Steelcase Inc., and
                                  Societe Generale, Chicago Branch
                                  --------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Steelcase SAS, a Societe par Actions Simplifiee organized under the laws of the Republic of France, in connection with the preparation, execution and delivery of the Loan Agreement dated as of
[         ], 1999 (the "Loan Agreement") among Steelcase SAS, as borrower (the
"Borrower"), Steelcase Inc., as guarantor (the "Guarantor") and Societe Generale, Chicago Branch, as lender (the "Lender"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

         In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i)   the Loan Agreement;

         (ii)  the Note to be dated the First Drawdown Date;

         (iii) the Guaranty (collectively with the Loan Agreement and the Note hereinafter referred to as the "Loan Documents");

         (iv) the Participation Agreement dated of even date with the Loan Agreement between Steelcase Europe LLC as participant (the "Participant") and the Lender (the "Participation Agreement");

and such other instruments and documents, and we have made such other inquiries and investigations, as we have deemed necessary or appropriate for rendering the opinions set forth herein. In rendering this opinion we have also, with your permission, relied upon, among other things, the legal opinion dated on or about the date hereof of Jon O. Botsford, General Counsel of the Guarantor and Participant with respect to certain Michigan law matters.

       In rendering this opinion, we have assumed, other than with respect to the Borrower [, the Guarantor and the Participant]:

       (a) the capacity, power and authority of each of the parties to the Loan Documents and Participation Agreement to enter into, execute, deliver and perform their respective obligations under each of such documents;

       (b) the due authorization of each signatory to the Loan Documents and Participation Agreement to execute and deliver such documents on behalf of the parties thereto and the due execution and delivery of each of such documents;

       (c) that each party to the Loan Documents and Participation Agreement has taken all necessary action to authorize the execution, delivery and performance of each of such documents to which it is a party;

       (d) that each party to the Loan Documents and Participation Agreement is duly organized and validly existing under the laws of its place of organization;

       (e) the authenticity of all Loan Documents, the Participation Agreement and other documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies or certified copies thereof;

       (f) the genuineness of all signatures and seals on all of the Loan Documents, the Participation Agreement and other documents submitted to us, and that all such documents have been duly executed by the persons authorized.

Nothing has come to our attention that would lead us to conclude that reliance on any of the foregoing assumptions is not reasonable.

       Based upon the foregoing examinations and assumptions, and subject to the other qualifications and limitations set forth below, we are of the opinion that:

1. The Borrower has been duly created as a Societe par Actions Simplifiee in accordance with the laws of France, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted.

2. No approval, consent, license, permit, opinion, filing, registration with or other authorization of any governmental authority of the United States of America, the State of New York or the Republic of France is required on the part of the Borrower for the executionor delivery by the Borrower of, or the performance or incurrence by the Borrower of any obligations or liabilities under, the Loan Agreement.

3. The Borrower has taken all necessary and appropriate action to authorize the execution and delivery of the Loan Agreement and to authorize the performance and observance of the terms thereof.

4. The Loan Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity.

5. The execution, delivery and performance of the Loan Agreement and the monetary payment of all amounts due on the dates and in the currency provided for therein (a) will not violate any provision of law or other governmental directive having the force of law to which the Borrower is subject, (a) will not conflict with the By-Laws (Statuts) or other governing documents of the Borrower, (b) to the best of our knowledge, will not conflict with or result in the breach of any provision of any material agreement under which the Borrower has incurred Indebtedness and will not conflict with or result in the breach of any provision of any other material agreement to which the Borrower is a party or by which it or any of its properties or assets is bound, (c) to the best of our knowledge, will not constitute a default or an event that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, and (d) to the best of our knowledge, will not result in the creation or imposition of any lien, charge or encumbrance on any of the assets or the property of the Borrower.

6. To the best of our knowledge, there are no arbitration, litigation, governmental, administrative or other proceedings pending or threatened against the Borrower or relating to the Loan Documents or any of the transactions contemplated thereby.

7. The Guarantor is the owner, directly or indirectly, of 100% of the issued and outstanding equity of the Borrower.

8. The execution and delivery by the Borrower of, the performance and incurrence by the Borrower of its obligations and liabilities under, and the consummation by the Borrower of the transactions contemplated by, the Loan Agreement do not and will not violate any law, rule or regulation of the United States of America, the State of New York or the Republic of France applicable to the Borrower.

9. The Borrower is subject to French civil and commercial law with respect to its obligations under the Loan Agreement. The entry into and performance of the Loan Agreement by the Borrower constitute private and commercial acts and neither the Borrower nor any of its assets enjoy any right of immunity from set-off or execution or other legal process in respect of its obligations under the Loan Agreement.

10. The choice of New York law to govern the Loan Agreement would be recognized and upheld by courts of the State of New York and Federal courts located in the State of New York and by courts of the Republic of France, and the submission by the Borrower to the jurisdiction of such New York courts is valid and binding on the Borrower.

11. The submission by the Borrower to the jurisdiction of the courts of the State of New York provided for in the Loan Agreement would be recognized by the courts of France as valid and binding on the Borrower and not subject to revocation.

12. A final and binding judgement obtained in the courts of the State of New York in respect of the Loan Agreement would be enforced by the courts of France without re-examination of the merits of the case.

       We are attorneys admitted to the Bar of the State of New York and the Republic of France. The opinions set forth herein are limited to matters governed by the laws of the State of New York, the Federal laws of the United States of America, and the laws of the Republic of France and we express no opinion as to any other laws.

                                Very truly yours,

                                                                     EXHIBIT E-1

   [Opinion under New York law of Baker & McKenzie, counsel to the Guarantor]


[date]



Societe Generale, Chicago Branch
181 West Madison
Chicago, Illinois 60602

                        Re:   Loan Agreement dated as of [       ], 1999
                              among Steelcase SAS, Steelcase Inc., as
                              Guarantor and Societe Generale, Chicago Branch
                              ----------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Steelcase Inc., a Michigan corporation, and Steelcase Europe LLC, a limited liability company organized under the laws of the State of Michigan, in connection with the preparation, execution and
delivery of the Loan Agreement dated as of [      ], 1999 (the "Loan Agreement")
among Steelcase SAS, as borrower (the "Borrower"), Steelcase Inc., as guarantor (the "Guarantor") and Societe Generale, Chicago Branch, as lender (the "Lender"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

         In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i)   the Loan Agreement;

         (ii)  the Note to be dated the First Drawdown Date;

         (iii) the Guaranty (collectively with the Loan Agreement and the Note hereinafter referred to as the "Loan Documents");

         (iv) the Participation Agreement dated of even date with the Loan Agreement between Steelcase Europe LLC as participant (the "Participant") and the Lender (the "Participation Agreement");

and such other instruments and documents, and we have made such other inquiries and investigations, as we have deemed necessary or appropriate for rendering the opinions set forth herein. In rendering this opinion we have also, with your permission, relied upon, among other things, the legal opinion dated on or about the date hereof of Jon O. Botsford, General Counsel of the Guarantor and Participant with respect to certain Michigan law matters.

                                      E1-1

     In rendering this opinion, we have assumed, other than with respect to the Guarantor and Participant:

     (a) the capacity, power and authority of each of the parties to the Loan Documents and Participation Agreement to enter into, execute, deliver and perform their respective obligations under each of such documents;

     (b) the due authorization of each signatory to the Loan Documents and Participation Agreement to execute and deliver such documents on behalf of the parties thereto and the due execution and delivery of each of such documents;

     (c) that each party to the Loan Documents and Participation Agreement has taken all necessary action to authorize the execution, delivery and performance of each of such documents to which it is a party;

     (d) that each party to the Loan Documents and Participation Agreement is duly organized and validly existing under the laws of its place of organization;

     (e) the authenticity of all Loan Documents, the Participation Agreement and other documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies or certified copies thereof;

     (f) the genuineness of all signatures and seals on all of the Loan Documents, the Participation Agreement and other documents submitted to us, and that all such documents have been duly executed by the persons authorized.

Nothing has come to our attention that would lead us to conclude that reliance on any of the foregoing assumptions is not reasonable.

     Based upon the foregoing examinations and assumptions, and subject to the other qualifications and limitations set forth below, we are of the opinion that:

1. No approval, consent, license, permit, opinion, filing, registration with or other authorization of any governmental authority of the United States of America or the State of New York is required on the part of the Guarantor or the Participant for the execution or delivery by the Guarantor or Participant, of, or the performance or incurrence by the Guarantor or Participant, as the case may be, of any obligations or liabilities under, any of the Loan Documents or Participation Agreement.

2. The Loan Documents constitute, the legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms, except as

                                      E1-2
     enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity.

3. The Participation Agreement constitutes the legal, valid and binding obligation of the Participant enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity.

4. The execution, delivery and performance of the Loan Documents and the Participation Agreement and the monetary payment of all amounts due on the dates and in the currency provided for therein (a) will not violate any provision of law or other governmental directive having the force of law to which the Guarantor or Participant are subject, (b) to the best of our knowledge, will not conflict with or result in the breach of any provision of any material agreement under which the Guarantor or Participant has incurred Indebtedness and will not conflict with or result in the breach of any provision of any other material agreement to which the Guarantor or Participant is a party or by which they or any of their properties or assets is bound, (c) to the best of our knowledge, will not constitute a default or an event that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, and (d) to the best of our knowledge, will not result in the creation or imposition of any lien, charge or encumbrance on any of the assets or the property of the Guarantor.

5.   Except as described in Schedule 6.5 to the Loan Agreement and to the best
                            ------------
     of our knowledge, there are no arbitration, litigation, governmental, administrative or other proceedings pending or threatened against the Guarantor or the Participant or relating to the Loan Documents, the Participation Agreement or any of the transactions contemplated thereby.

6. The Guarantor is the owner, directly or indirectly, of 100% of the issued and outstanding equity of the Borrower and the Participant, to the best of our knowledge, free and clear of all liens.

7. To the best of our knowledge, the annual report of the Guarantor for the year ended February 27, 1998, (b) the financial statements delivered to the Lender in accordance with Section 6.6, and (c) all filings of the Guarantor with the Securities and Exchange Commission preceding the date hereof, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

8. The execution and delivery by each of the Guarantor and the Participant of, the performance and incurrence by each of the Guarantor or the Participant, as the case may be, of its obligations and liabilities under, and the consummation by each of the Guarantor or the Participant, as the case may be, of the transactions contemplated by, the Loan Documents and the Participation Agreement do not and will not violate any

                                      E1-3
     law, rule or regulation of the United States of America or the State of New York applicable to the Guarantor or the Participant.

9. The choice of New York law to govern the Loan Documents and the Participation Agreement would be recognized and upheld by courts of the State of New York and Federal courts located in the State of New York, and the submission by the Guarantor and the Participant to the jurisdiction of those courts is valid and binding on the Guarantor and the Participant.

     We are attorneys admitted to the Bar of the State of New York. The opinions set forth herein are limited to matters governed by the laws of the State of New York and the Federal laws of the United States of America, and we express no opinion as to any other laws.

                                                     Very truly yours,

                                      E1-4

                                                                     EXHIBIT E-2

     [Opinion under Michigan law of Jon O. Botsford, General Counsel of the Guarantor]


[date]



Societe Generale, Chicago Branch
181 West Madison
Chicago, Illinois 60602

                    Re:   Loan Agreement dated as of [    ], 1999
                          among Steelcase SAS, Steelcase Inc., as
                          Guarantor and Societe Generale,
                          Chicago Branch
                          -----------------------------------------

Ladies and Gentlemen:

     I have acted as counsel to Steelcase Inc., a Michigan corporation, and Steelcase Europe LLC, a limited liability company organized under the laws of the State of Michigan, in connection with the preparation, execution and delivery of the Loan Agreement dated as of [ ], 1999 (the "Loan Agreement") among Steelcase SAS, as borrower (the "Borrower"), Steelcase Inc., as guarantor (the "Guarantor") and Societe Generale, Chicago Branch, as lender (the "Lender"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

     In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents:

     (i)   the Loan Agreement;

     (ii)  the Note to be dated the First Drawdown Date;

     (iii) the Guaranty (collectively with the Loan Agreement and the Note hereinafter referred to as the "Loan Documents");

     (iv) the Participation Agreement dated of even date with the Loan Agreement between Steelcase Europe LLC as participant (the "Participant") and the Lender (the "Participation Agreement");

and such other instruments and documents, and I have made such other inquiries and investigations, as I have deemed necessary or appropriate for rendering the opinions set forth herein. In rendering this opinion I have also, with your permission, relied upon, among other

                                      E2-1
things, legal opinions dated on or about the date hereof from Baker & McKenzie, counsel to the Borrower, Guarantor and Participant with respect to certain New York and French law matters.

     In rendering this opinion, I have assumed, other than with respect to the Guarantor and Participant:

     (a) the capacity, power and authority of each of the parties to the Loan Documents and Participation Agreement to enter into, execute, deliver and perform their respective obligations under each of such documents;

     (b) the due authorization of each signatory to the Loan Documents and Participation Agreement to execute and deliver such documents on behalf of the parties thereto and the due execution and delivery of each of such documents;

     (c) that each party to the Loan Documents and Participation Agreement has taken all necessary action to authorize the execution, delivery and performance of each of such documents to which it is a party;

     (d) that each party to the Loan Documents and Participation Agreement is duly organized and validly existing under the laws of its place of organization;

     (e) the authenticity of all Loan Documents, the Participation Agreement and other documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies or certified copies thereof;

     (f) the genuineness of all signatures and seals on all of the Loan Documents, the Participation Agreement and other documents submitted to me, and that all such documents have been duly executed by the persons authorized.

Nothing has come to my attention that would lead us to conclude that reliance on any of the foregoing assumptions is not reasonable.

     Based upon the foregoing examinations and assumptions, and subject to the other qualifications and limitations set forth below, I am of the opinion that:

1. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Guarantor is qualified or registered to do business in every jurisdiction where the failure to be so qualified or registered, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                                      E2-2

2. The Participant is a limited liability company duly organized and in good standing under the laws of the State of Michigan.

3. No approval, consent, license, permit, opinion, filing, registration with or other authorization of any governmental authority of the United States of America or the State of Michigan is required on the part of the Guarantor or the Participant for the execution or delivery by the Guarantor or Participant, of, or the performance or incurrence by the Guarantor or Participant, as the case may be, of any obligations or liabilities under, any of the Loan Documents or Participation Agreement.

4. The Guarantor and Participant have taken all necessary and appropriate action to authorize the execution and delivery of the Loan Documents and the Participation Agreement and to authorize the performance and observance of the terms thereof.

5. The execution, delivery and performance of the Loan Documents and the Participation Agreement and the monetary payment of all amounts due on the dates and in the currency provided for therein (a) will not violate any provision of law or other governmental directive having the force of law to which the Guarantor or Participant are subject, (b) to the best of our knowledge, will not conflict with the Certificate of Incorporation or By-laws or other governing documents of the Guarantor or the Participant, (c) to the best of our knowledge, will not conflict with or result in the breach of any provision of any material agreement under which the Guarantor or Participant has incurred Indebtedness and will not conflict with or result in the breach of any provision of any other material agreement to which the Guarantor or Participant is a party or by which they or any of their properties or assets is bound,
         (d) will not constitute a default or an event that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, and (e) to the best of my knowledge, will not result in the creation or imposition of any lien, charge or encumbrance on any of the assets or the property of the Guarantor.

6.       Except as described in Schedule 6.5 to the Loan Agreement and to the
                                ------------
         best of my knowledge, there are no arbitration, litigation, governmental, administrative or other proceedings pending or threatened against the Guarantor or relating to the Loan Documents or any of the transactions contemplated thereby.

7. The Guarantor is the owner, directly or indirectly, of 100% of the issued and outstanding equity of the Borrower and the Participant.

8. To the best of my knowledge, the annual report of the Guarantor for the year ended February 27, 1998, (b) the financial statements delivered to the Lender in accordance with Section 6.6, and (c) all filings of the Guarantor with the Securities and Exchange Commission preceding the date hereof, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                       E2-3

9. The execution and delivery by the Guarantor and the Participant of, the performance and incurrence by the Guarantor or the Participant, as the case may be, of its obligations and liabilities under, and the consummation by the Guarantor or the Participant, as the case may be, of the transactions contemplated by, the Loan Documents and the Participation Agreement do not and will not violate any law, rule or regulation of the United States of America or the State of Michigan applicable to the Guarantor or the Participant.

10. The choice of New York law to govern the Loan Documents and the Participation Agreement would be recognized and upheld by courts of the State of Michigan and Federal courts located in the State of Michigan, and the submission by the Guarantor and the Participant to the jurisdiction of those courts is valid and binding on the Guarantor and the Participant.

         I am an attorney admitted to the Bar of the State of Michigan. The opinions set forth herein are limited to matters governed by the laws of the State of Michigan and the Federal laws of the United States of America, and I express no opinion as to any other laws.

         This opinion is specific to the transactions and documents referred to herein and may not be relied upon, used, published, quoted or referred to by you for any other purpose and should not be assumed to express general principles of law applicable to transactions of this kind.

                                Very truly yours,

                                       E2-4

                                                                     EXHIBIT F-1

                             COMPLIANCE CERTIFICATE
                                  STEELCASE SAS

Date:

To:    Societe Generale, Chicago Branch

       This Compliance Certificate is furnished pursuant to that certain Loan Agreement dated as of April 9, 1999 (the "Loan Agreement") among Steelcase SAS (the "Borrower"), Steelcase Inc., as Guarantor (the "Guarantor") and Societe Generale, Chicago Branch (the "Lender"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

                     THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1. I am the duly elected [________] of the Borrower and an Authorized Representative of the Borrower.

       2. I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the business and financial condition of the Borrower [and its Subsidiaries] during the fiscal period from _____ through and including ________ covered by the attached statutory accounts.

       3. During the fiscal period covered by the attached statutory accounts, the Borrower was in compliance with all provisions of the Loan Agreement applicable to the Borrower and as of the end of such period there occurred no Event of Default or event that with passage of time or notice or both would constitute an Event of Default and no such Event of Default or event is continuing on the date hereof. [If any Event of Default or such other event occurred or is continuing, a statement to that effect and a statement of the actions taken and proposed to be taken with respect thereto.]

       The foregoing certifications are hereby certified to be true and correct and the statutory accounts delivered with this Certificate in support hereof are delivered as of the date first written above.

                                  STEELCASE SAS



                                  By: _______________________________________
                                      Name:
                                      Title:


                                      F1-1

                                                                     EXHIBIT F-2

                             COMPLIANCE CERTIFICATE
                                 STEELCASE INC.

Date:

To:    Societe Generale, Chicago Branch

       This Compliance Certificate is furnished pursuant to that certain Loan Agreement dated as of April 9, 1999 (the "Loan Agreement") among Steelcase SAS (the "Borrower"), Steelcase Inc., as Guarantor (the "Guarantor") and Societe Generale, Chicago Branch (the "Lender"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

                     THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1. I am the duly elected [________] of the Guarantor and an Authorized Representative of the Guarantor.

       2. I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the business and financial condition of the Guarantor and its Subsidiaries during the fiscal period from ________ through and including _______ covered by the attached financial statements.

       3. During the fiscal period covered by the attached financial statements, the Guarantor was in compliance with all provisions of the Loan Agreement applicable to the Guarantor and as of the end of such period there occurred no Event of Default or event that with passage of time or notice or both would constitute an Event of Default and no such Event of Default or event is continuing on the date hereof. [If any Event of Default or such other event occurred or is continuing, a statement to that effect and a statement of the actions taken and proposed to be taken with respect thereto.]

       The foregoing certifications are hereby certified to be true and correct and the financial statements delivered with this Certificate in support hereof are delivered as of the date first written above.

                                 STEELCASE INC.



                                 By: _____________________________________
                                     Name:
                                     Title:


                                      F2-1